                                                                     Exhibit 2.1




                          PLAN AND AGREEMENT OF MERGER


                              Dated July 24, 1995


                                  By and Among


                                   RPM, INC.

                                      and

                             RPM OF DELAWARE, INC.

                                      and

                     NARRAGANSETT/DSI ACQUISITION CO., INC.

                                      and

                              THE SECURITYHOLDERS

                    IDENTIFIED ON THE SIGNATURE PAGES HERETO

                                      and

             ROGER A. VANDENBERG, AS SECURITYHOLDER REPRESENTATIVE

                               TABLE OF CONTENTS
                            (not part of Agreement)

                                                           Page
                                                           ----
1. Definitions.............................................. 2

2. The Merger and Related Matters...........................23

   2.1  Merger..............................................23

   2.2  Name of Surviving Corporation.......................23

   2.3  Certificate of Incorporation and By-laws............23

   2.4  Directors and Officers..............................24

   2.5  Certain Effects of Merger...........................24

   2.6  Further Action......................................25

3. Closing, Filing, Effectiveness...........................26

   3.1  Closing and Closing Date............................26

   3.2  Filing and Effective Time...........................26

4. Status and Change of Shares; Payment and Distribution;
       Securityholder Representative........................27

   4.1  Merger Subsidiary Stock.............................27

   4.2  NDSI Stock..........................................27

   4.3  Payment of Cash Purchase Price and Distribution of
        Parent Common Stock; Post Closing
        Distributions.......................................31

   4.4  Surrender and Exchange of Stock
        Certificates........................................35

   4.5  Dissenting Shares...................................38

   4.6  Options and Warrants................................38

   4.7  Securityholder Representative.......................40

5. Representations and Warranties of NDSI...................47

   5.1  Corporate Status....................................47

   5.2  Corporate Action....................................48

   5.3  No Defaults.........................................49

   5.4  Financial Statements................................50

   5.5  Conduct of Business.................................51

   5.6  Condition of Assets.................................53

   5.7  Title, Liens, etc...................................53

   5.8  Employees...........................................54

   5.9  Litigation..........................................58

   5.10 Brokers.............................................58

   5.11 Approvals and Consents..............................58

   5.12 Intellectual Properties.............................59

   5.13 Contracts...........................................60

   5.14 Compliance with Laws................................60

   5.15 NDSI Capitalization; Subsidiaries...................61

   5.16 Tax Matters.........................................63

   5.17 Insurance...........................................65

   5.18 Environmental Matters...............................65

   5.19 Absence of Undisclosed Liabilities..................67

   5.20 Permits.............................................68

   5.21 Indebtedness to and from Officers,
          Directors and Affiliates..........................68

   5.22 Officers, Directors and Certain Authorized
          Persons...........................................68

   5.23 Conflicts of Interest...............................69

   5.24 Customers and Suppliers.............................69

   5.25 Corporate Documents, Books and Records..............70

   5.26 Ordinary Warranty...................................71

   5.27 Inventory...........................................72

   5.28 Accounts Receivable.................................72

   5.29 Material Facts......................................73

   5.30 Exclusivity of Representations......................73

5-A.Representations and Warranties of the Securityholders.... 74

   5A.1 Ownership...........................................74

   5A.2 Enforceability......................................74

   5A.3 Conflicts of Interest...............................75

   5A.4 Consents............................................76

6. Representations and Warranties of Parent
        and Merger Subsidiary...............................76

   6.1  Corporate Status; Capitalization....................76

   6.2  Corporate Action....................................78

   6.3  No Defaults.........................................79

   6.4  Brokers.............................................80

   6.5  Litigation..........................................80

   6.6  Funds...............................................80

   6.7  Approvals and Consents..............................80

   6.8  Financial Statements................................81

   6.9  Absence of Changes..................................83

   6.10 Commission Reports..................................83

   6.11 Compliance with Law.................................84

   6.12 Undisclosed Liabilities.............................84

   6.13 Access..............................................84

   6.14 Material Facts......................................85

7. Covenants of NDSI Pending the Closing....................85

   7.1  Operation of the Business...........................85

   7.2  Access to Facilities, Files and Records.............88

   7.3  Representations and Warranties......................89

   7.4  Consents............................................89

   7.5  Notice of Proceedings...............................91

   7.6  Consummation of Agreement...........................92

   7.7  Governmental Action.................................92

8. Covenants of NDSI, Parent and Merger Subsidiary
   Pending the Closing......................................93

   8.1  Regulatory Matters..................................93

   8.2  Representations and Warranties......................95

   8.3  Business of Merger Subsidiary.......................96

   8.4  Consummation of Agreement...........................96

   8.5  Notice of Proceedings...............................96

   8.6  Governmental Actions................................97

9. Conditions to the Obligations of NDSI....................97

   9.1  Representations, Warranties, Covenants..............97

   9.2  Proceedings.........................................98

   9.3  Opinions of Counsel.................................99

   9.4  Governmental Action.................................99

   9.5  Deliveries..........................................99

   9.6  Securities Agreement................................99

   9.7  Effectiveness of Registration Statement............100

10. Conditions to the Obligations of Parent and
     Merger Subsidiary.....................................100

   10.1 Representations, Warranties, Covenants.............100

   10.2 Proceedings........................................101

   10.3 Opinions of Counsel................................102

   10.4 Material Restricted Contracts......................102

   10.5 Governmental Action................................102

   10.6 Deliveries.........................................103

   10.7 Securities Agreement...............................103

   10.8 Effectiveness of Registration Statement............103

   10.9 No Dissenting Shares...............................103

11. Items to be Delivered at the Closing...................103

   11.1 Deliveries by NDSI.................................103

   11.2 Deliveries by Parent and Merger Subsidiary.........105

12. Survival of Representations and Warranties;
    Indemnification........................................106

   12.1 Survival...........................................106

   12.2 Indemnification by the Securityholders.............108

   12.3 Limitations as to Indemnification Obligation.......109

   12.4 Notice and Settlement of Claims of Parent, the Surviving
        Corporation and the Operating Company;
        Arbitration........................................112

   12.5 Notice and Settlement of Tax Liabilities...........113

   12.6 Schooner Litigation................................114

   12.7 Notice and Settlement of Other Third-Party Claims..114

   12.8 No Waiver for Notices..............................116

   12.9 Insurance..........................................116

   12.10 Tax Benefits......................................116

   12.11 Indemnification by Parent.........................117

13. Miscellaneous..........................................117

   13.1 Termination of Agreement...........................117

   13.2 Liabilities Upon Termination.......................119

   13.3 Expenses...........................................120

   13.4 Assignments........................................120

   13.5 Further Assurances.................................120

   13.6 Public Announcement................................121

   13.7 Notices............................................121

   13.8 Captions...........................................122

   13.9 Law Governing......................................122

   13.10  Waiver of Provisions.............................123

   13.11  Counterparts.....................................123

   13.12  Entire Agreement.................................123

   13.13  Access to Books and Records......................124

   13.14  Schedules and Amendments to Schedules............125

   13.15  Confidentiality..................................126

   13.16  Submission to Jurisdiction; Waivers..............126

   13.17  Employee Benefits................................127

   13.18  Registration Statement to Remain Effective.......128

   13.19  Tax Returns......................................129

                          PLAN AND AGREEMENT OF MERGER
                          ----------------------------


   PLAN AND AGREEMENT OF MERGER dated July 24, 1995, by and

among RPM, INC. ("Parent"), an Ohio corporation; RPM OF

DELAWARE, INC. ("Merger Subsidiary"), a Delaware corporation;

NARRAGANSETT/DSI ACQUISITION CO., INC., a Delaware corporation

("NDSI"); the holders of outstanding shares of capital stock of

NDSI and of options and warrants to purchase shares of capital stock of NDSI identified on the signature pages hereto (the

"Securityholders"); and Roger A. Vandenberg, as the

Securityholder Representative hereunder (the "Securityholder

Representative").  Merger Subsidiary and NDSI are sometimes

herein called the "Constituent Corporations".

                               R E C I T A L S

   WHEREAS, NDSI owns all of the issued and outstanding shares of the capital stock of Dryvit Systems, Inc., a Rhode Island corporation ("Dryvit");

   WHEREAS, the Parent and Merger Subsidiary wish to acquire,

directly or indirectly, all of the property, tangible and

intangible, real and personal, of NDSI and its direct and

indirect subsidiaries (the "Company Assets") by way of a merger of Merger Subsidiary with and into NDSI;

   WHEREAS, the Constituent Corporations and Parent deem it

advisable and generally to the welfare and advantage of their respective shareholders that, subject to the terms and conditions set forth herein, Merger Subsidiary merge into NDSI pursuant to this Agreement and the General Corporation Law of the State of Delaware (the "Act") with the effects that NDSI become a direct wholly-owned subsidiary of Parent and the

Securityholders of NDSI receive the consideration for their

shares specified in Section 4.2 (the "Merger"); and

   WHEREAS, in order to induce Parent and Merger Subsidiary to enter into this Agreement, the Securityholders have agreed to indemnify Parent, the Surviving Corporation (as defined herein)

and the Operating Company (as defined herein) for certain

out-of-pocket costs, losses, damages and expenses incurred

after the effective time of the Merger in accordance with, but subject to the limitations of, this Agreement.

   NOW, THEREFORE, the parties hereby agree to the following

terms and conditions relating to the Merger contemplated hereby and the mode of carrying the Merger into effect:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

   As used in this Agreement, the following terms have the

meanings specified or referred to in this Article I.

   "Act" shall have the meaning specified in the Recitals hereof.

   "Adjusted Purchase Price" shall mean the sum of (i) the Cash

Purchase Price plus (ii) the product of (x) the aggregate

number of Merger Shares multiplied by (y) the Parent Common

Stock Value Per Share minus (iii) an amount equal to the GE

Capital Indebtedness.

   "Affiliate" shall mean with respect to any Person, any entity that directly or indirectly controls, is controlled by, or is under common control with such Person.

   "Affiliated Entity" shall mean any entity required to be

aggregated with the Company pursuant to Section 414(b), (c),

(m) or (o) of the Code or any predecessor statute.

   "Aggregate Adjusted Class A Preferred Liquidation Preference"

shall mean the difference between (x) the product of (i) the

Class A Preferred Liquidation Preference multiplied by (ii) the number of shares of Class A Preferred Stock issued and

outstanding immediately prior to the Effective Time and the

number of shares of Class A Preferred Stock issuable upon the exercise of Warrants issued and outstanding immediately prior to the Effective Time minus (y) the aggregate exercise price payable under all such Warrants to purchase shares of Class A

Preferred Stock issuable thereunder.

   "Agreement" shall mean this Plan and Agreement of Merger, as it may be amended from time to time hereafter in accordance

with the terms hereof.

   "Arbitration" shall have the meaning specified in Section

12.4.

   "Atlanta Real Estate" shall mean the parcel of unimproved

real estate owned by Dryvit and located near Atlanta, Georgia containing approximately 7 acres as described in Schedule 5.7 of the Disclosure Letter.

   "Audit Issues" shall have the meaning specified in the

definition of Tax Liability.

   "Audited Statements" shall have the meaning specified in

Section 5.4.

   "Basket" shall have the meaning specified in Section 12.3(a).

   "Benefit Plans" shall have the meaning specified in Section

5.8(b).

   "Business Condition" shall mean, in the case of any Person,

the condition (financial or otherwise), results of operations,

properties, assets, or business of such Person.

   "Canadian Subsidiary" shall mean Dryvit Systems Canada, Ltd.,

a Canadian corporation and wholly-owned subsidiary of Dryvit.

   "Cash Purchase Price" shall mean an aggregate amount equal to

Forty-seven Million Dollars ($47,000,000) to be paid in cash by

Parent as part of the merger consideration payable hereunder.

   "Certificate of Designation" shall mean NDSI's Certificate of

Designation, Preferences and Relative and other Special Rights,

and Qualifications, Limitations and Restrictions of Class A

Preferred Stock and Class B Convertible Participating Preferred

Stock filed with the Secretary of State of Delaware on February

23, 1990.

   "Certificate of Merger" shall have the meaning specified in

Section 3.1.

   "Certificates" shall mean the certificates which immediately prior to the Effective Time represented outstanding shares of

NDSI Stock.

   "Class A Common Stock" shall mean NDSI's Class A Common

Stock, $.01 par value per share.

   "Class A Preferred Liquidation Preference" shall mean the

liquidation preference for each share of Class A Preferred

Stock as set forth in Section 3 of the Certificate of

Designation.

   "Class A Preferred Stock" shall mean NDSI's Class A Preferred

Stock, $.01 par value per share.

   "Class A Preferred Stock Warrant Spread" shall have the

meaning specified in Section 4.2(c).

   "Class B Common Stock" shall mean NDSI's Class B Common

Stock, $.01 par value per share.

   "Class B Convertible Preferred Stock" shall mean NDSI's Class

B Convertible Participating Preferred Stock, $.01 par value per share.

   "Closing Date" shall mean September 27, 1995 or such other date (not later than the Outside Date) as NDSI and Parent may mutually agree.

   "Code" shall mean the Internal Revenue Code of 1986, as

amended, or any predecessor statute, and the rules and

regulations promulgated thereunder.

   "Commission" shall mean the Securities and Exchange

Commission.

   "Common Stock" shall mean the Class A Common Stock and the

Class B Common Stock.

   "Common and Class B Convertible Preferred Stock Warrant

Spread" shall have the meaning specified in Section 4.2(c).

   "Common Stock Equivalent Price Per Share" shall mean that

amount per share equal to (x) the sum of (i) the Adjusted

Purchase Price minus (ii) the Aggregate Adjusted Class A

Preferred Liquidation Preference, minus (iii) the Company

Transaction Expenses, minus (iv) the Reserves, (v) plus the

Option/Warrant Aggregate Exercise Price, divided by (y) the

Total Number of Common Stock Equivalent Shares Outstanding.

   "Companies" shall mean NDSI and the Operating Company,

determined collectively and, where appropriate within the

context of this Agreement, on a consolidated basis, and

"Company" shall mean any one of them.

   "Company Assets" shall have the meaning specified in the

Recitals hereof.

   "Company Transaction Expenses" shall mean the fees, costs and expenses incurred or reasonably estimated to be incurred by the

Companies through the Effective Time and, to the extent any

Company is obligated for payment of the fees, costs and

expenses of any Securityholders, by the Securityholders, which are directly related to the transactions contemplated by this

Agreement, including, without limitation, (i) the fees and

expenses of Edwards & Angell and any other counsel engaged by the Companies with respect to this Agreement or the

transactions contemplated hereby, (ii) the fees and expenses of

Tucker Anthony Incorporated and any other investment banking firm or financial advisor engaged by the Companies or their

Board of Directors in connection with this Agreement or the

transactions contemplated hereby, (iii) the fees and expenses of Kaye, Scholer, Fierman, Hayes & Handler, counsel to GE

Capital, with respect to this Agreement or the transactions

contemplated hereby, (iv) Hart-Scott-Rodino filing fees payable by NDSI or any of the Securityholders as an acquiring person with respect to Parent Common Stock to be issued in the Merger,

and (v) the fees and expenses for accounting and other

professional services rendered to the Companies prior to the

Effective Time or to the Securityholder Representative at any

time and in either case directly related to the transactions contemplated by this Agreement; provided, however, that Company

Transaction Expenses shall not include any filing, printing or other out-of-pocket fees, costs or expenses incurred or paid by

Parent, or by any Company or any Securityholder at the request of Parent, directly relating to the Registration Statement,

including the reasonable fees and expenses of NDSI's auditors in connection with the audit of NDSI's financial statements to be included in the Registration Statement.

   "Constituent Corporations" shall have the meaning specified in the Recitals hereof.

   "Contracts" shall mean any unexpired or executory written

agreement, arrangement or commitment to which any Company is a party or by which it is bound.

   "Damages" shall have the meaning specified in Section 12.2.

   "Disclosure Letter" shall mean a letter from NDSI to Parent dated the date of this Agreement and delivered to the Parent in connection herewith.

   "Dissenting Shares" shall have the meaning specified in

Section 4.5.

   "Dryvit" shall have the meaning specified in the Recitals

hereof.

   "Dryvit Subsidiaries" shall mean (i) Tech-21 Panels Systems,

Inc., a Rhode Island corporation and wholly owned subsidiary of

Dryvit; (ii) Dryvit Systems FSC, Inc., a Virgin Island

corporation and wholly owned subsidiary of Dryvit; (iii) the

Canadian Subsidiary; and (iv) Dryvit Systems New Zealand, Ltd.,

a New Zealand corporation and wholly owned subsidiary of Dryvit.

   "Effective Time" shall have the meaning specified in Section

3.2(b).

   "Environmental Laws" shall mean all federal, state, local or foreign laws relating to pollution or protection of the

environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) as in effect on the date hereof, including without limitation, laws relating to emissions, discharges, releases or threatened

releases of chemicals, pollutants, contaminants, or industrial,

toxic or hazardous substances or wastes into the indoor or

outdoor environment, including without limitation, ambient air,

soil, surface water, ground water, wetlands, subsurface strata,

or otherwise relating to the manufacture, processing,

distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial,

toxic or hazardous substances or wastes, as well as all

authorizations, codes, decrees, demands or demand letters,

injunctions, letters, licenses, notices or notice letters,

orders, permits, plans or regulations issued, entered,

promulgated or approved thereunder.

   "ERISA" shall mean the Employee Retirement Income Security

Act of 1974, as amended.

   "Financial Statements" shall mean the Audited Statements and the Interim Statements.

   "GAAP" shall mean generally acceptable accounting principles as practiced in the United States, consistently applied from time to time.

   "GE Capital" shall mean General Electric Capital Corporation and its Canadian subsidiary, General Electric Capital Canada,

Inc.

   "GE Capital Indebtedness" shall mean the aggregate

outstanding principal balance, as of the Closing Date, of the

Companies' indebtedness to GE Capital under those certain

promissory notes of Dryvit issued to GE Capital pursuant to

that certain Loan Agreement with General Electric Capital

Corporation dated March 1, 1990, as amended (which aggregate outstanding principal balance shall not be less than

$13,589,348), and under that certain promissory note of the

Canadian Subsidiary issued to General Electric Capital Canada,

Inc. on March 1, 1990 (which outstanding principal balance

shall not be less than $1,330,312 CND).

   "Governmental Action" shall mean the making of any filing or registration with, the giving of any notice to or the obtaining of any permit, authorization, consent or approval of any public or governmental body or authority.

   "Hazardous Material" shall mean, collectively, (a) any

petroleum or petroleum products, flammables, explosives,

radioactive materials, friable asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs),

(b) any chemicals or other materials or substances as included in the definition of "hazardous substance", "hazardous waste",

"hazardous materials", "extremely hazardous wastes",

"restricted hazardous wastes", "toxic substances", "toxic

pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which is now

prohibited, limited or regulated under any Environmental Law.

   "HSR Act" shall have the meaning specified in Section 7.7.

   "Indemnification Obligation" shall have the meaning specified in Section 12.2.

   "Indemnified Party" shall have the meaning specified in

Section 12.4.

   "Indemnitors" shall mean the Securityholders who hold as of the Closing Date outstanding shares of Common Stock or Class B

Convertible Preferred Stock or Options or Warrants to purchase

Common Stock or Class B Convertible Preferred Stock.

   "Interim Balance Sheet" shall have the meaning specified in

Section 5.4(a).

   "Interim Balance Sheet Date" shall have the meaning specified in Section 5.4(a).

   "Interim Income Statement" shall have the meaning specified in Section 5.4(a).

   "Interim Statements" shall have the meaning specified in

Section 5.4(a).

   "IRS" shall mean the Internal Revenue Service.

   "Liens" shall mean all liens, pledges, encumbrances, security interests, mortgages, community property rights or other

adverse claims against title.

   "Material Adverse Effect" shall mean a material adverse

effect on the Business Condition of the Companies taken as a whole.

   "Material Restricted Contracts" shall have the meaning

specified in Section 7.4(a).

   "Maximum Indemnification Obligation" shall mean the maximum aggregate liability of the Indemnitors for Indemnification

Obligations hereunder, other than on account of Ownership

Liabilities, Tax Liabilities, and Schooner Litigation

Liabilities, which maximum aggregate liability shall be equal to Ten Million Dollars ($10,000,000).

   "Merger" shall have the meaning specified in the Recitals

hereof.

   "Merger Proceeds" shall mean the Cash Purchase Price and the

Merger Shares.

   "Merger Share Certificate" shall have the meaning specified in Section 4.4(a).

   "Merger Shares" shall mean the 3,200,000 shares of Parent

Common Stock (as adjusted for any stock splits or stock

dividends after the date hereof up to and including the

Effective Time) to be issued by Parent as part of the merger consideration payable hereunder.

   "Merger Subsidiary" shall have the meaning specified in the opening paragraph hereof.

   "NDSI" shall have the meaning specified in the opening

paragraph hereof.

   "NDSI Balance Sheet" shall have the meaning specified in

Section 5.4(b).

   "NDSI Stock" shall mean the Preferred Stock and the Common

Stock.

   "Net Adjusted Cash Payment Per Non-Option Share" shall mean that amount per share equal to (x) the sum of (i) the Cash

Purchase Price, minus (ii) the GE Capital Indebtedness, minus

(iii) the Aggregate Adjusted Class A Preferred Liquidation

Preference, minus (iv) the Company Transaction Expenses, minus

(v) the Reserves, minus (vi) the aggregate Option Consideration

Per Share paid, plus (vii) the Warrant Aggregate Exercise

Price, divided by (y) the Total Number of Non-Option Common

Stock Equivalent Shares Outstanding.

   "Operating Company" shall mean Dryvit and the Dryvit

Subsidiaries, determined collectively and, where appropriate within the context of this Agreement, on a consolidated basis.

   "Option Consideration Per Share" shall mean an amount equal to the Common Stock Equivalent Price Per Share minus the

exercise price per share specified in the respective Options.

   "Options" shall mean non-qualified options to purchase shares of Class B Common Stock issued by NDSI to employees of the

Company prior to the Merger.

   "Option Spread" shall have the meaning specified in Section

4.2(c).

   "Option/Warrant Aggregate Exercise Price" shall mean the

aggregate exercise price for the purchase of all shares of NDSI stock issuable under all Options and Warrants (other than

Warrants to purchase shares of Class A Preferred Stock) issued and outstanding immediately prior to the Effective Time,

whether or not then vested or exercisable.

   "Option/Warrant Spread" shall mean the Class A Preferred

Stock Warrant Spread, the Common and Class B Convertible

Preferred Stock Warrant Spread, or the Option Spread, as the

case may be.

   "Outside Date" shall have the meaning specified in Section

13.1(d).

   "Ownership Liabilities" shall mean any out-of-pocket loss,

cost, damage or expense paid or incurred by Parent or the

Surviving Corporation after the Closing Date arising directly from any misrepresentation or breach of warranty of any of the

Securityholders in Article V-A of this Agreement.

   "Parent" shall have the meaning specified in the opening

paragraph hereof.

   "Parent Common Stock" shall mean Parent's Common Shares,

without par value.

   "Parent Common Stock Closing Price" shall mean, with respect to any trading day, (a) if Parent Common Stock is listed or

admitted for trading on a national securities exchange, the

closing price on such day on a per share basis for Parent Common Stock on the principal securities exchange on which such shares are traded or (b) if Parent Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by Parent for such purpose.

   "Parent Common Stock Value Per Share" shall mean the average of the daily Parent Common Stock Closing Prices for the ten

(10) consecutive trading days ending two (2) business days

prior to the Closing Date.

   "Parent Disclosure Letter" shall have the meaning specified in Section 6.4.

   "Parent Reports" shall have the meaning specified in Section

6.10.

   "Permits" shall have the meaning specified in Section 5.20.

   "Permitted Liens" shall mean (w) Liens for current taxes,

assessments or other governmental charges due but not yet

payable as of the applicable date, or the validity of which is being contested in good faith by appropriate proceedings with appropriate reserves therefor reflected in the Financial

Statements, (x) Liens arising by operation of law in the

ordinary course of business, such as mechanics' liens,

materialmen's liens, carriers' liens, warehouseman's liens, and similar liens, (y) deposits made by any Company in the ordinary course of business to secure its obligations under worker's

compensation, unemployment insurance, social security and

similar laws, and (z) Liens on the Companies' real estate which are described in Schedule 5.7 of the Disclosure Letter or which do not secure obligations incurred in connection with the

borrowing of money or extension of credit and which do not

materially affect the market value, marketability, use or

enjoyment of such real estate in the operation of the Companies.

   "Person" shall mean any individual, partnership, joint

venture, corporation, limited liability company, bank, trust,

unincorporated organization or other entity.

   "Post-Closing Distributions" shall have the meaning specified in Section 4.2(a).

   "Preferred Stock" shall mean the Class A Preferred Stock and the Class B Convertible Preferred Stock.

   "Pro Rata Share" shall mean, with respect to any holder of

Common Stock or Class B Convertible Preferred Stock or any

holder of an Option or Warrant to purchase Common Stock or

Class B Convertible Preferred Stock, that percentage derived by dividing the number of shares held of record by, or issuable upon exercise of such Option or Warrant to, such Securityholder by the Total Number of Common Stock Equivalent Shares

Outstanding; the Pro Rata Share of each such Securityholder as of the date of this Agreement being set forth on Schedule 1

hereto.

   "Rejection Notice" shall have the meaning specified in

Section 13.14.

   "Registration Statement" shall mean that certain Registration

Statement to be filed by Parent with the Commission under the

Securities Act of 1933 and to be declared effective on or prior to the Closing Date registering all of the Merger Shares for resale by the Securityholders.

   "Release" shall mean any release, spill, emission, leaking,

pumping, injection, deposit, disposal, discharge, dispersal,

leaching or migration into the indoor or outdoor environment,

including without limitation, the movement of Hazardous

Materials through the ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

   "Reserves" shall mean an amount equal to One Million Five

Hundred Thousand Dollars ($1,500,000) or such lesser amount as may be reasonably determined by the Securityholder

Representative as an appropriate  reserve for unascertained

expenses, claims and other contingencies for which the

Securityholder Representative or the Securityholders may be or

become responsible following the Effective Time, together with any interest earned thereon.

   "Restricted Contracts" shall have the meaning specified in

Section 7.4(a).

   "Rust Liabilities" shall mean any loss, cost, damage or

expense (including but not limited to attorneys' fees) paid or incurred by the Parent, the Surviving Corporation or the

Operating Company in connection with claims made by third

parties as a result of rust staining on projects incorporating products of the Operating Company to the extent such rust

staining was caused by iron contaminates in such products.  For purposes of this definition, "Rust Liabilities" shall include any cash expenditures to a third party made by Parent,

Surviving Corporation or the Operating Company after the

Closing Date to satisfy rust staining claims of third parties existing as of the Closing Date, whether or not such claims may have been previously accrued or reserved for by the Operating

Company in the Financial Statements.

   "Schooner Litigation" shall mean that certain lawsuit filed by Dryvit against David W. Wagner, Michael Travis and Schooner

Group International, Inc. (including any counter-claim) in

Rhode Island Superior Court, Providence County, Civil Action

No. PC 95-1479.

   "Schooner Litigation Liabilities" shall mean any

out-of-pocket loss, cost, damage or expense paid or incurred by the Surviving Corporation or the Operating Company after the

Closing Date in connection with the prosecution of the Schooner

Litigation pursuant to Section 12.6, including, but not limited to, reasonable attorney's fees and any resulting damage award or settlement in connection with any counterclaim thereon.

   "Section 262" shall have the meaning specified in Section 4.5.

   "Securities Agreements" shall mean those agreements to be

entered into on the Closing Date between Parent and each of the

Securityholders receiving Merger Shares, which agreements shall be in the form of Exhibit A hereto with such changes in the

terms thereof as shall be reasonably acceptable to Parent and such Securityholder.

   "Securityholder Representative" shall have the meaning

specified in the opening paragraph hereof and shall include any successor duly appointed in accordance with Section 4.7 hereof.

   "Securityholders" shall have the meaning specified in the

opening paragraph hereof.

   "Shareholder" shall mean a holder of NDSI Stock prior to the

Merger.

   "Shareholders' Agreement" shall have the meaning specified in

Section 5.15(a), which Agreement shall be terminated prior to the Closing Date.

   "Shareholder Documents" shall mean (i) the Shareholders'

Agreement, (ii) that certain Letter Agreement dated May 4, 1990 between Narragansett Capital Partners-A, L.P., Narragansett

Capital Partners-B, L.P. and B.D.W. & Co., (iii) that certain

Agreement to be Bound dated November 2, 1993 by Richard J.

Ramsden and Smith Barney Shearson; (iv) that certain Agreement to be Bound dated July 21, 1995 by William L. Searle; (v) that certain Agreement to be Bound dated July 21, 1995 by Daniel C.

Searle; and (vi) that certain Agreement to be Bound dated July

21, 1995 by Wesley M. Dixon, Jr., each
of which shall be terminated prior to the Closing Date.

   "Shares" shall mean shares of Common Stock and Preferred

Stock.

   "Subsidiary" shall mean, when used with reference to any

Person, any corporation more than 50% of the voting power of the outstanding voting securities of which are directly or

indirectly owned by such Person.

   "Surviving Corporation" shall have the meaning specified in

Section 2.1.

   "Tax Liability" shall mean any loss, cost, damage or expense paid or incurred by the Parent, the Surviving Corporation or the Operating Company (including but not limited to reasonable attorney's fees) arising directly from any misrepresentation or breach of warranty of NDSI in Section 5.16(a) of this

Agreement.  Parent acknowledges that the Companies have reserved on the

Interim Balance Sheet, for amounts claimed by the Internal

Revenue Service to be due from the Companies in connection with an audit of the Companies' 1990 federal income tax return and for amounts which may become due as a consequence of such

audit's potential effects on the Companies' income taxes for the years 1991, 1992 and 1993, in an aggregate sum equal to

$487,453, which reserve is specifically attributable to the

Companies' amortization of loan fees, accretion of original

issue discount, reasonableness of compensation and related

interest thereon (net of tax
benefit) (collectively the "Audit Issues"), so that,

notwithstanding anything to the contrary contained in this

Agreement, the term "Tax Liability" shall not include any

amount due or which may become due as a result of or in

connection with the final resolution of the Audit Issues or the effects of such Audit Issues on the Companies' federal income tax for any year subsequent to 1990 or on any state or local income tax for any year thereafter, or as interest thereon, to the extent (i) any such amount is attributable to the Audit

Issues and (ii) is covered by the above reserve of $487,453.

   "Taxes" shall mean (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits,

license, withholding, payroll, employment, excise, severance,

stamp, occupation, premium, property or windfall profits taxes,

or other taxes of any kind whatsoever, together with any

interest and any penalties, additions to tax or additional

amounts imposed by any taxing authority (domestic or foreign)

upon any Person with respect to all periods or portions thereof ending on or before the Effective Time and/or (B) any liability of any Person for the payment of any amounts of the type

described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.  "Tax"

shall mean any of the Taxes.

   "Total Number of Common Stock Equivalent Shares Outstanding"

shall mean the sum of (i) the total number of shares of Common Stock and Class B Convertible Preferred Stock

issued and outstanding immediately prior to the Effective Time

(except NDSI Stock held as treasury shares to be cancelled

pursuant to Section 4.2(a)), plus (ii) the total number of

shares of Common Stock and Class B Convertible Preferred Stock

issuable upon the exercise of Options and Warrants to purchase shares of Common Stock or Class B Convertible Preferred Stock

outstanding immediately prior to the Effective Time.

   "Total Number of Non-Option Common Stock Equivalent Shares

Outstanding" shall mean the sum of (i) the total number of

shares of Common Stock and Class B Convertible Preferred Stock

issued and outstanding immediately prior to the Effective Time

(except NDSI Stock held as treasury shares to be cancelled

pursuant to Section 4.2(a)), plus (ii) the total number of

shares of Common Stock and Class B Convertible Preferred Stock

issuable upon the exercise of Warrants to purchase shares of

Common Stock or Class B Convertible Preferred Stock outstanding immediately prior to the Effective Time.

   "Warrant Aggregate Exercise Price" shall mean the aggregate exercise price for the purchase of all shares of NDSI Stock

issuable under all Warrants (other than Warrants to purchase shares of Class A Preferred Stock) issued and outstanding

immediately prior to the Effective Time, whether or not then vested or exercisable.

   "Warranties" shall have the meaning specified in Section 5.26.

   "Warrants" shall mean the warrants to purchase shares of NDSI

Stock issued by NDSI to GE Capital.

                                  ARTICLE II

                        The Merger and Related Matters
                        ------------------------------

   2.1  MERGER.  In accordance with the Act, Merger Subsidiary shall, at the Effective Time, be merged with and into NDSI and NDSI shall be the surviving corporation (in its capacity as surviving corporation being sometimes hereinafter called the "Surviving Corporation") and shall continue to be a

   Delaware corporation.

   2.2  NAME OF SURVIVING CORPORATION.  The name of the

   Surviving Corporation shall be "Dryvit Holdings, Inc.".

   2.3  CERTIFICATE OF INCORPORATION AND BY-LAWS.  At the

   Effective Time, the Certificate of Incorporation of NDSI,

   as in effect immediately before the Effective Time, shall be amended to state that the name of such corporation is

   "Dryvit Holdings, Inc.".  As so amended, such Certificate

   of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation and shall continue to be its

   Certificate of Incorporation until amended or changed as

   provided by the Act.  The By-laws of Merger Subsidiary, as in effect immediately before the Effective Time, shall be

   the By-laws of the Surviving Corporation until amended as

   provided therein or by the Act.

   2.4  DIRECTORS AND OFFICERS.  (a) From and after the

   Effective Time, the persons designated by Parent in writing before the Effective Time shall be the directors and

   officers of the Surviving Corporation, to serve in each

   case until their respective successors shall have been duly elected and shall have duly qualified; and (b) if at the

   Effective Time a vacancy shall exist, it may be filled in

   the manner provided in the By-laws of the Surviving

   Corporation.

   2.5  CERTAIN EFFECTS OF THE MERGER.  At the Effective Time,

   (i) Merger Subsidiary shall be merged into NDSI; (ii) the

   separate existence of Merger Subsidiary shall cease; (iii)

   NDSI, as the Surviving Corporation, shall have all the

   rights, privileges, immunities and powers, and shall be

   subject to all of the duties and liabilities, of a

   corporation organized under the Act; (iv) NDSI, as the

   Surviving Corporation, shall thereupon and thereafter

   possess all the rights, privileges, immunities and

   franchises, of a public as well as a private nature, of the

   Constituent Corporations; (v) all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to

   either of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving

   Corporation without further act or deed; and (vi) the title to any real estate, or any interest therein, vested in

   either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.  The

   Surviving Corporation shall thence forth be responsible and liable for all the liabilities and obligations of the

   Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the

   Constituent Corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be

   substituted in its place.  The Merger shall have all of the other effects specified in Section 259 of the Act, and

   neither the rights of creditors nor any liens upon the

   property of either of the Constituent Corporations shall be impaired by the Merger.

   2.6  FURTHER aCTION.  At any time, or from time to time,

   after the Effective Time, the last acting officers of

   Merger Subsidiary or the corresponding officers of the

   Surviving Corporation may, in the name of Merger

   Subsidiary, execute and deliver all such proper deeds,

   assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving

   Corporation may deem necessary or desirable in order to

   vest, perfect or confirm in the Surviving Corporation title to and possession of all property, rights, privileges, powers, franchises, immunities and interests of Merger

   Subsidiary and otherwise to carry out the purposes of this

   Agreement.

                                 ARTICLE III

                        Closing, Filing, Effectiveness
                        ------------------------------

   3.1  CLOSING AND CLOSING DATE.  Subject to satisfaction of the other conditions in Articles IX and X hereof, the

   Constituent Corporations shall duly execute and verify the certificate of merger relating to the Merger (the

   "Certificate of Merger") in accordance with the Act at the offices of Edwards & Angell, 2700 Hospital Trust Tower,

   Providence, Rhode Island at 10:00 A.M., local time, on the

   Closing Date.

   3.2  Filing and Effective Time.
        --------------------------

        (a)  On the date established for the closing pursuant to

   Section 3.1, copies of the Certificate of Merger, so

   executed and verified, shall be delivered to the Secretary of State of the State of Delaware for filing; and

        (b)  the Merger shall become effective upon the

   acceptance for filing of the Certificate of Merger by the

   Delaware Secretary of State (the date and time of such event being herein called the "Effective Time").

                                  ARTICLE IV

            Status and Change of Shares; Payment and Distribution;
            ------------------------------------------------------

                        Securityholder Representative.
                        ------------------------------


   4.1  MERGER SUBSIDIARY STOCK.  Each share of common stock of

   Merger Subsidiary outstanding at the Effective Time shall by virtue of the Merger be changed into one share of the Class

   A Common Stock of the Surviving Corporation.

   4.2  NDSI STOCK.

        (a) At the Effective Time:

             (i) each share of NDSI's Class A Preferred Stock

        issued and outstanding at the Effective Time shall, by

        virtue of the Merger, be changed into the right to

        receive from the Parent, by Parent's payment to the

        Securityholder Representative for the account of such

        holder, in cash, an amount per share equal to the Class

        A Preferred Liquidation Preference calculated as of the

        Closing Date and no more;

             (ii) each share of NDSI's Class B Convertible

        Preferred Stock issued and outstanding at the

        Effective Time shall, by virtue of the Merger, be

        changed into the right to receive (x) from the Parent,

        by Parent's payment and delivery to the Securityholder

        Representative for the account of the holder of such

        share, 33.68421053 shares of Parent Common Stock and, in cash, an amount equal to the Net Adjusted Cash

        Payment Per Non-Option Share, and (y) from the

        Securityholder Representative, a Pro Rata Share of

        unapplied Reserves, if any, distributed by the

        Securityholder Representative pursuant to Section 4.7

        (a "Post-Closing Distribution");

             (iii)  each share of NDSI's Class A Common Stock

        issued and outstanding at the Effective Time shall, by

        virtue of the Merger, be changed into the right to

        receive (x) from the Parent, by Parent's payment and

        delivery to the Securityholder Representative for the

        account of the holder of such share, 33.68421053 shares

        of Parent Common Stock and, in cash, an amount equal to

        the Net Adjusted Cash Payment Per Non-Option Share, and

        (y) from the Securityholder Representative, a Pro Rata

        Share of any Post-Closing Distribution;

             (iv)  each share of NDSI's Class B Common Stock

        issued and outstanding at the Effective Time shall, by

        virtue of the Merger, be changed into the right to

        receive (x) from the Parent, by Parent's payment and

        delivery to the Securityholder Representative for the

        account of the holder of such share, 33.68421053 shares

        of Parent Common Stock and, in cash, an amount equal to

        the Net Adjusted Cash Payment Per Non-Option Share, and

        (y) from the Securityholder Representative, a Pro Rata

        Share of any Post-Closing Distribution; and

             (v) all rights in respect of outstanding shares of

        NDSI Stock shall cease to exist, other than the right

        to receive the merger consideration as described

        herein.  All shares of NDSI Stock which are held by

        NDSI as treasury shares shall be cancelled and retired

        without payment therefor.

        (b)  Any shares of NDSI Stock outstanding at the

   Effective Time and held by any holder of Dissenting Shares who filed a written objection to the Merger in accordance

   with the Act but whose right of appraisal shall not have

   been perfected as provided therein shall be deemed changed in the same manner as provided for other outstanding shares of Common Stock, Class B Convertible Preferred Stock or

   Class A Preferred Stock, as the case may be.

        (c) Each holder of an Option or Warrant to purchase

   shares of NDSI Stock that is issued and outstanding

   immediately prior to the Effective Time, whether or not

   then vested or exercisable, hereby agrees that upon the

   Effective Time the Option or Warrant held by such holder

   shall be cancelled immediately and automatically changed

   into the right to receive:

                  (i)  in the case of Warrants to purchase Class

             A Preferred Stock, from the Parent, by Parent's

             payment to the Securityholder Representative for

             the account of such holder, in
             cash, an amount equal to the product of (x) the

             difference between (A) the Class A Preferred

             Liquidation Preference calculated as of the

             Closing Date and (B) the per share exercise price

             of such Warrant times (y) the number of shares for

             which such Warrant is exercisable (the "Class A

             Preferred Stock Warrant Spread");

                  (ii) in the case of Warrants to purchase

             Common Stock or Class B Convertible Preferred

             Stock, (x) from the Parent, by Parent's payment

             and delivery to the Securityholder Representative

             for the account of such holder, 33.68421053

             shares of Parent Common Stock for each such share

             of NDSI Stock for which such Warrant is

             exercisable and, in cash, an amount equal to the

             product of (1) the  difference between (A) the Net

             Adjusted Cash Payment Per Non-Option Share and (B)

             the per share exercise price of such Warrant times

             (2) the number of shares for which such Warrant is

             exercisable (the "Common and Class B Convertible

             Preferred Stock Warrant Spread") and (y) from the

             Securityholder Representative, a Pro Rata Share of

             any Post-Closing Distribution; and

                  (iii) in the case of the Options (x) from

             Parent, by Parent's payment to the Securityholder

             Representative for the account of the holder of

             such Option, in cash, an amount equal to the

             product of (i) the Option Consideration Per Share

             times (ii) the number of shares for which such

             Option is exercisable (the "Option Spread") and

             (y) from the Securityholder Representative, a Pro

             Rata Share of any Post-Closing Distribution.

   4.3  Payment of Cash Purchase Price and Distribution of
        --------------------------------------------------
   Parent Common Stock; Post-Closing Distributions.
   ------------------------------------------------

        (a)  On the Closing Date, Parent shall wire transfer to

   the Securityholder Representative in immediately available funds an amount equal to the Cash Purchase Price, less that amount which the holders of Dissenting Shares would have

   been entitled to receive in cash on the Closing Date

   pursuant to Section 4.2 hereof in respect of the Dissenting

   Shares held by them. On the Closing Date the Securityholder

   Representative shall:

             (i)     pay to GE Capital from the Cash Purchase

        Price in immediately available funds an amount equal to

        the GE Capital Indebtedness;

             (ii)    set aside from the Cash Purchase Price in

        an account established by the Securityholder

        Representative an amount equal to the Reserves;

             (iii)  pay from the Cash Purchase Price the Company

        Transaction Expenses then due and payable;

             (iv)   pay from the Cash Purchase Price to each of

        the Warrant holders in accordance with Section 4.6, an

        amount equal to the Class A Preferred Warrant Spread or

        the Common and Class B Convertible Preferred Stock

        Warrant Spread, as the case may be, due to such holder

        as determined under Section 4.2(c) hereof;

             (v)    pay from the Cash Purchase Price to each of

        the Option holders in accordance with Section 4.6, an

        amount equal to the Option Spread due to such holder in

        accordance with Section 4.2(c) hereof;

             (vi)    pay from the Cash Purchase Price to each

        holder of Class A Preferred Stock (other than a holder

        of Dissenting Shares) in accordance with Sections

        4.3(c) and 4.4, an amount equal to (X) the Class A

        Preferred Liquidation Preference times (Y) the number

        of shares of Class A Preferred Stock held by such

        holder immediately prior to the Effective Time; and

             (vii)  pay from the Cash Purchase Price to each

        holder of Common Stock and Class B Convertible

        Preferred Stock (other than a holder of Dissenting

        Shares) in accordance with Sections 4.3(c) and 4.4, an

        amount equal to the product of (X) the Net Adjusted

        Cash Payment Per Non-Option Share times (Y) the number of shares of Common Stock and/or Class B Convertible

        Preferred Stock held by such holder immediately prior

        to the Effective Time.

        (b)  On the Closing Date, Parent shall deliver to the

   Securityholder Representative for the benefit of the

   Securityholders, all of the Merger Shares which shall have been issued in the names of Persons, and in the amounts,

   specified by NDSI in the Merger Share Certificate. The

   Securityholder Representative shall not be entitled to vote or exercise any rights of ownership with respect to the

   Merger Shares for any period held by him hereunder.

        (c)  The Securityholder Representative shall promptly

   following receipt of the Merger Shares from Parent

   distribute to each holder of a Certificate or Certificates who shall have surrendered his or its Certificate(s), in

   accordance with the distribution instructions of such

   holder in his or its letter of transmittal surrendering the same, a certificate or certificates representing the

   aggregate number of full shares of Parent Common Stock

   and/or the amount of cash into which the aggregate number

   of shares of NDSI Stock previously represented by such

   Certificate or Certificates so surrendered shall have been converted pursuant to this Agreement, in each case without interest.  If delivery of any such Merger Proceeds is to be made to a Person other than the Securityholder in whose name a Certificate is registered, it shall be a further condition to such delivery and/or payment that the

   Certificate shall, upon surrender thereof, be properly

   endorsed or otherwise in proper form for transfer and that the Securityholder requesting such delivery and/or payment shall have paid any transfer and other taxes required by

   reason of such delivery and/or payment in a name other than that of such Securityholder, or shall have established to

   the reasonable satisfaction of Parent that such tax either has been paid or is not payable.

        (d)  Notwithstanding any other provision of this

   Agreement, neither certificates nor scrip for fractional

   shares of Parent Common Stock shall be issued in the Merger.

   Any fraction of a share of Parent Common Stock which would otherwise have been issued hereunder shall instead be

   rounded to the nearest whole share without any

   corresponding cash adjustment.

        (e)  From time to time and at any time following the

   Closing Date, as the Securityholder Representative may

   determine in his sole discretion, any or all Reserves not

   theretofore paid or applied by the Securityholder

   Representative pursuant to Section 4.7 hereof shall be

   distributed among the holders of Common Stock and Class B

   Convertible Preferred Stock and the holders of Options and

   Warrants to purchase Common Stock and Class B Convertible

   Preferred Stock according to their Pro Rata Share (adjusted for any Dissenting Shares).

   4.4  Surrender and Exchange of Certificates.
        ---------------------------------------

        (a)  Within thirty (30) days following the date hereof,

   NDSI shall mail to each Securityholder a form of letter of transmittal to be used for each Certificate to be

   surrendered and cancelled pursuant to Section 4.2, together with instructions for use therein in effecting the surrender of Certificates and receiving the Merger Proceeds in

   exchange therefor.  Not less than five (5) business days

   prior to the Closing Date, NDSI shall deliver to Parent a

   certificate (the "Merger Share Certificate") specifying to whom the Merger Shares shall be issued and in what amounts so as to give effect to all letters of transmittal

   theretofore properly delivered to it.  In the event a

   Securityholder fails to properly deliver a letter of

   transmittal, the Merger Share Certificate shall call for

   Merger Shares to be issued in the name of such

   Securityholder as reflected in NDSI's stock record book in one single certificate.

        (b) After the Effective Time and upon payment and

   delivery of the Merger Proceeds to the Securityholder

   Representative pursuant to Section 4.3, each holder of a

   Certificate or Certificates which were changed into the

   right to receive merger consideration pursuant to Section

   4.2 hereof shall cease to have any other rights with respect to shares of NDSI Stock represented thereby and to the

   extent not theretofore surrendered pursuant to a letter of transmittal, shall surrender for cancellation all such

   Certificates to the Securityholder Representative

   accompanied by duly executed stock transfers in proper

   form.  The holder of any such surrendered Certificates

   shall not be entitled to receive interest on any of the

   funds to be received in the Merger.  The Securityholder

   Representative shall promptly cancel each such Certificate and forward each such cancelled Certificate and stock

   transfer to the Surviving Corporation on the Closing Date.

        (c) Each outstanding Certificate which is not

   surrendered to the Securityholder Representative in

   accordance with the procedures provided for herein shall,

   after the Effective Time, until duly surrendered to the

   Securityholder Representative, be deemed to evidence

   ownership of the number of shares of Parent Common Stock

   and/or the right to receive the amount of cash into which

   such NDSI Stock shall have been converted.  After the

   Effective Time of the Merger, there shall be no further

   transfer on the records of NDSI of Certificates and if such

   Certificates are presented to NDSI for transfer, they shall be cancelled against delivery of certificates for Parent

   Common Stock and cash as hereinabove provided. No dividends which have been declared will be remitted to any

   Person entitled to receive shares of Parent Common Stock

   under this Section 4.4 until such Person surrenders the

   Certificate or Certificates representing NDSI Stock, at

   which time such dividends shall be remitted to such Person,

   without interest.

        (d)  The Parent and the Securityholder Representative

   shall be entitled to rely upon the stock transfer books of

   NDSI to verify the identity of those Persons entitled to

   receive consideration specified in this Agreement, which

   books shall be conclusive with respect thereto.  In the

   event of a dispute with respect to ownership of NDSI Stock represented by any Certificate, Parent shall be entitled to deposit any consideration represented thereby with the

   Securityholder Representative and thereafter be relieved

   with respect to any claims thereto.

        (e)  Any Securityholder who has not theretofore complied

   with this Article IV shall after the Effective Time look

   only to the Securityholder Representative for payment of

   their shares of Parent Common Stock and/or cash pursuant to this Agreement, in each case, without any interest thereon.

   Notwithstanding the foregoing, none of Parent, the

   Securityholder Representative, or any other Person shall be liable to any former holder of shares of NDSI Stock for any amount properly delivered to a public
   official pursuant to applicable abandoned property, escheat or similar laws.

   4.5  DISSENTING SHARES.  Each outstanding share of NDSI

   Stock, the holder of which has demanded and perfected his

   demand for appraisal of his shares in accordance with

   Section 262 of the Act ("Section 262") and who has not

   effectively withdrawn or lost his right to such appraisal

   ("Dissenting Shares"), shall not represent a right to

   receive merger consideration pursuant to Section 4.2

   hereof, but the holder thereof shall be entitled only to

   such rights as are granted by Section 262.  Each holder of

   Dissenting Shares who becomes entitled to payment for his

   NDSI Stock pursuant to Section 262 shall receive payment

   therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally

   determined pursuant to such Section).  NDSI shall within

   two business days after receiving any written demands for

   appraisal, withdrawals of demands for appraisal or any other instruments served pursuant to Section 262, notify Parent of such demands, withdrawals or other instruments.  NDSI agrees that without the written consent of the Parent it will not voluntarily make any payment with respect to, or settle or offer to settle any such demand.

   4.6  OPTIONS AND WARRANTS.  (a)  Prior to the Effective Time,

   the Board of Directors of NDSI (or, if appropriate, the committee administrating any plan pursuant to which the

   Options were granted) shall adopt appropriate resolutions

   and take such other actions as may be necessary and lawful to adjust the terms of all outstanding Options and Warrants to provide that (i) immediately prior to the Effective Time,

   all such Options shall be vested in full and (ii) each such

   Option and Warrant shall be cancelled immediately after the

   Effective Time in consideration for payment of the

   applicable Option/Warrant Spread and the right to receive

   Post-Closing Distributions in accordance with Section 4.2(c).

        (b)  The Securityholder Representative will pay the

   applicable Option/Warrant Spread to each holder of

   outstanding Options or Warrants immediately following the

   Effective Time in accordance with substantially the same

   terms and procedures for payment to the holders of NDSI

   Stock set forth in Sections 4.3 and 4.4 hereof, net of any amount of income tax required to be withheld under Section

   1.83-6 of the regulations promulgated under the Code;

   provided, however, in lieu of the surrender of

   Certificates, the holders of Options and Warrants shall

   execute and deliver consents, releases and agreements

   cancelling the Options and Warrants (in a form reasonably

   satisfactory to Parent) in exchange for the applicable

   Option/Warrant Spread and the right to Post-Closing

   Distributions.  No interest shall accrue or be payable on any amount payable in cash in respect of the applicable

   Option/Warrant Spread or the right to Post-Closing

   Distributions or upon the delivery of any such consents,

   releases or agreements cancelling the Options and Warrants.

   4.7  SECURITYHOLDER REPRESENTATIVE.  (a) Each Securityholder

   hereby irrevocably designates and appoints the

   Securityholder Representative to be the representative of

   each such Securityholder for the purposes of (i)

   distributing the Merger Proceeds, (ii) paying the Company

   Transaction Expenses, (iii) establishing, holding, paying

   and, to the extent applicable, distributing the Reserves,

   (iv) facilitating the prosecution, settlement and defense of the Schooner Litigation and paying any Indemnification

   Obligation on account thereof, (v) investigating,

   defending, negotiating and arbitrating any other claim for indemnification by Parent, the Surviving Corporation or the

   Operating Company hereunder and (vi) any other purposes

   specified in this Agreement.  Parent, Merger Subsidiary and the Surviving Corporation shall not be responsible or liable in any manner for any actions taken or omitted to be taken by the Securityholder Representative, including but not

   limited to the obligation of the Securityholder

   Representative to pay to the Securityholders the amounts

   received by it and due to the Securityholders pursuant to this Agreement, and Parent, Merger Subsidiary and the

   Surviving Corporation shall be indemnified and held

   harmless by the Securityholders, severally and not jointly,

   against any loss, expense or damage arising therefrom.

   Notwithstanding anything to the contrary contained in this

   Agreement, the Securityholders' indemnity contemplated by

   this Section 4.7 shall not be included within or limited by the provisions of Section 12.3 hereof, including but not

   limited to, the Maximum Indemnification Obligation.

   (b)  The Securityholder Representative hereby accepts the

appointment by the Securityholders contemplated herein and

agrees to take such actions as the Securityholder

Representative in his sole discretion shall deem appropriate to accomplish the purposes, enforce the rights and protect the

interests of the Securityholders under this Agreement so that the Securityholders may receive the full benefit thereof.

   (c)  Upon receipt of the Merger Proceeds at the Effective

Time, the Securityholder Representative shall distribute the

Merger Proceeds to the Securityholders subject to and in

accordance with this Article IV.  The Securityholder

Representative is authorized to take such additional action as in the sole judgment of the Securityholder Representative is necessary or advisable to accomplish the purposes, enforce the rights and protect the interests of the Securityholders under this Agreement, including the authority to investigate,

negotiate, prosecute and defend, and to resolve and settle by arbitration or otherwise, any claim of or against the

Securityholders, or the Securityholder Representative, under this Agreement, to waive, compromise or release any rights of the Securityholders under this Agreement, to require

indemnification contributions from each of the Securityholders in accordance with Article XII, and to pay or satisfy any debt,

tax or claim of or on account of the Securityholders under this

Agreement, upon any evidence deemed to be sufficient by the

Securityholder Representative.  In the administration of his powers and duties hereunder, the Securityholder Representative is authorized to employ or contract for services of financial advisors, consultants, accountants, attorneys and other

professionals and experts, and to employ or contract for

clerical and other administrative assistance and to make

payments from the Reserves of all reasonable fees for services or expenses in any manner thus incurred.  As soon as is

practicable after receipt of notice of any claim for

indemnification from Parent under this Agreement, or the

occurrence of any other event under this Agreement which in the sole judgment of the Securityholder Representative materially adversely affects the Securityholders, the Securityholder

Representative shall give written notice thereof to each of the

Securityholders.

        (d)  The Securityholder Representative shall be entitled

to withhold from distribution and maintain the Reserves for

such reasonable period of time as the Securityholder

Representative may determine in his sole discretion, and to pay from the Reserves any Company Transaction Expenses which were not ascertained or payable on the Closing Date, any Schooner

Litigation Liabilities, any out-of-pocket fees, costs and

expenses incurred by him in the discharge of his

responsibilities hereunder, and the compensation due him for services to the extent contemplated hereunder, and to pay or discharge out of the Reserves any other Indemnification

Obligations, claims or contingencies as the Securityholder

Representative may elect to pay or discharge in his sole

discretion which may arise after the Effective Time for which the Securityholders are responsible in connection with the

transactions contemplated hereby.

   (e)  No provision of this Agreement shall be construed to

relieve the Securityholder Representative from liability for his own gross negligence or his own willful misconduct.

Notwithstanding the foregoing, however,

        (i)  the Securityholder Representative shall not be

   liable for any error of judgment made in good faith nor any action taken or omitted to be taken by him in good faith and reasonably believed by him to be within the discretion or

   powers conferred upon him or in good faith omitted to be taken by him because such action is reasonably believed to be beyond the discretion or powers conferred upon him, or taken pursuant to any direction or instruction under this

   Agreement or omitted to be taken for any reason or the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment

   reasonably made by him;

        (ii)  the Securityholder Representative shall not be

   liable with respect to any action taken or omitted to be

   taken at the direction of Securityholders holding more than two-thirds of the Total Common Stock Equivalent Shares;

        (iii)  the Securityholder Representative need not take

   or refrain from taking any action hereunder unless he shall have been indemnified in a manner and form satisfactory to him against any and all costs, expenses, demands, losses and liabilities which have been or could be asserted against him;

        (iv)  the Securityholder Representative need not take

   any action if he shall have been advised in writing by

   independent counsel that such action is contrary to law or this Agreement (as the same may be from time to time

   amended) or is likely to result in liability to the

   Securityholder Representative in his individual capacity;

        (v)  no provision of this Agreement shall require the

   Securityholder Representative to expend or risk his own funds or otherwise incur any financial liability in the performance of any of his duties hereunder, or in the

   exercise of any of his rights or powers, unless he has been furnished with indemnity in form and substance satisfactory to the Securityholder Representative;

        (vi)  the Securityholder Representative may rely, and

   shall be protected in acting or in refraining from acting in reliance, upon any resolution, certificate, statement,

   instrument, opinion, report, notice, request, consent,

   order or other paper or document believed by him to be

   genuine and to have been signed or presented by the proper party or parties and shall not be bound to make any

   investigation into any of the matters contained in any of

   the foregoing; and

        (vii)  the Securityholder Representative may consult

   with professionals to be selected by him and the

   Securityholder Representative shall not be liable for any

   action taken or omitted to be taken by him in accordance

   with the advice of such professionals.

   (f)  All moneys and other assets received by the

Securityholder Representative shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Securityholders and invested in U.S. government obligations or money-market funds invested primarily in U.S. government

obligations. The Securityholder Representative shall be under no liability for interest or for producing income on any moneys received by the Securityholder Representative hereunder and

held for distribution or payment to the Securityholders, except as such interest shall actually be received by the

Securityholder Representative.  The Securityholder

Representative shall provide to the Securityholders on an

annual basis an accounting (unaudited) of the Reserves and a status report in narrative form regarding existing claims and contingencies against which the Reserves are being retained.

   (g)  The Securityholder Representative shall be entitled to reasonable compensation from the Securityholders, customary in transactions of this type, including reimbursement for all

out-of-pocket expenses.

   (h)  The Securityholder Representative shall be indemnified,

and shall be entitled to reimbursement from the Securityholders against and from any and all loss, liability, expense or damage which the Securityholder Representative may sustain in good

faith and without gross negligence or willful misconduct in the exercise and performance of any of the powers and duties of the

Securityholder Representative under this Agreement.  The

provisions of this Section shall survive termination of this

Agreement and shall remain available to any former

Securityholder Representative replaced or resigning under

Section 4.7(i).

   (i)  The Securityholder Representative may resign by giving not less than sixty (60) days' prior written notice thereof to the Securityholders.  Such resignation shall become effective on the day specified in such notice or upon the appointment of a successor and the acceptance by such successor of such

appointment, whichever is earlier.  The Securityholder

Representative  may be removed at any time, with or without

cause, by action of Securityholders holding more than half of the Total Common Stock Equivalent Shares.  In the event of the

Securityholder Representative's resignation or removal, a

successor Securityholder Representative shall be selected by

Securityholders holding more than half of the Total Common

Stock Equivalent Shares.  Any successor Securityholder

Representative appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such

acceptance with the Parent. Thereupon, such successor

Securityholder Representative shall, without any further act,

become vested with all the estates, properties, rights, powers,

trusts and duties of his hereunder with like effect as if

originally named herein.

                                  ARTICLE V

                    Representations and Warranties of NDSI
                    --------------------------------------

    NDSI represents and warrants to Parent and Merger Subsidiary as follows:

   5.1  CORPORATE STATUS.  (a) NDSI is a corporation duly

   incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified and authorized to do business as a foreign corporation and is

   in good standing in each jurisdiction in which the nature of its business requires such qualification.  NDSI has the

   requisite corporate power and authority to enter into this

   Agreement and perform its obligations hereunder.  NDSI has conducted no business since the date of its incorporation,

   other than the purchase of the capital stock of and

   management of its investment in Dryvit.

        (b)  Dryvit and the Dryvit Subsidiaries are corporations

   duly incorporated, validly existing and in good standing in each state or country of their respective incorporations and are qualified and authorized to do business as foreign

   corporations and are in good standing in each jurisdiction in which the nature of their respective businesses requires such qualification.  Schedule 5.1 of the Disclosure Letter sets forth the jurisdiction of incorporation of each Company and each jurisdiction in which such Company is qualified as a foreign corporation.  The Operating Company has all power to carry on its business as it is now being conducted, and to own and operate the properties used in its business.

   5.2  CORPORATE ACTION.  All corporate and shareholder actions and proceedings necessary to be taken by or on the part of

   NDSI to adopt and approve this Agreement have been duly and validly taken, and the execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate and shareholder action.  This Agreement has been duly and validly executed and delivered by NDSI and constitutes the legal, valid and binding obligation of NDSI,

   enforceable against NDSI in accordance with and subject to its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency,

   moratorium or other similar laws from time to time in

   effect affecting creditors' rights generally or by

   principles governing the availability of equitable remedies.

   5.3  NO DEFAULTS.  Neither the execution and delivery by NDSI of this Agreement, the performance of its obligations

   hereunder, nor the consummation of the transactions

   contemplated hereby is an event that, of itself, or with

   the giving of notice or the passage of time or both, will

   (i) conflict with the charter or by-laws of any Company,

   (ii) assuming that the approvals or consents referred to on

   Schedule 5.11 of the Disclosure Letter or otherwise

   contemplated hereby are obtained, constitute a violation

   of, or conflict with or result in any breach of or any

   default under, or constitute grounds for termination or

   acceleration of, any mortgage, indenture, lease, contract,

   agreement or instrument to which any Company is a party or by which any Company is bound, or result in the creation of any Lien (other than Permitted Liens) upon any of the Company

   Assets, or (iii) violate (A) any judgment, decree, or order,

   or (B) assuming the filings, consents and approvals referred to on Schedule 5.11 of the Disclosure Letter or otherwise

   contemplated hereby are made or obtained, any statute, rule or regulation, in each such case, applicable to any Company.

   5.4  FINANCIAL STATEMENTS.  (a)  NDSI has previously

   delivered to Parent copies of (i) the consolidated balance sheets of the Operating Company as at December 31, 1994 and

   December 31, 1993 and the consolidated statements of income and cash flow of the Operating Company for each of the years then ended, together with report thereon of KPMG Peat

   Marwick (the "Audited Statements") and (ii) the internally prepared unaudited consolidated balance sheet of the

   Operating Company (the "Interim Balance Sheet") as at May

   31, 1995 (the "Interim Balance Sheet Date") and the

   internally prepared unaudited consolidated statement of

   income and cash flow of the Operating Company for the

   portion of the fiscal year then ended (the "Interim Income

   Statement" and collectively with the Interim Balance Sheet,

   the "Interim Statements").  The Financial Statements are

   attached to Schedule 5.4(a) of the Disclosure Letter and

   present fairly, in all material respects, the financial

   position of the Operating Company as of December 31, 1994,

   December 31, 1993 and the Interim Balance Sheet Date and the

   results of operations and cash flows of the Operating

   Company for the years and period then ended, all in

   conformity with GAAP, except that the Interim Statements

   are subject to normal year-end audit adjustments and do not contain the disclosures required by GAAP to be disclosed in the notes to financial statements.

        (b)  NDSI has previously delivered to Parent copies of

   the internally prepared unaudited and unconsolidated balance sheet of NDSI (the "NDSI Balance Sheet") as of December 31,

   1994.  The NDSI Balance Sheet is attached to Schedule 5.4(b)

   of the Disclosure Letter and presents fairly, in all

   material respects, the financial position of NDSI as of

   December 31, 1994 in conformity with GAAP, except that the

   NDSI Balance Sheet reports NDSI's investment in Dryvit using the equity method and does not contain the disclosures

   required by GAAP to be disclosed in the notes to financial statements.  NDSI had no revenues and earned no income

   (other than earnings determined on a consolidated basis and derived directly from its ownership of Dryvit) for the year ending December 31, 1994 or for the period ending on the

   Interim Balance Sheet Date.

   5.5  CONDUCT OF BUSINESS.  From December 3l, l994 to the date of this Agreement, except as disclosed in Schedule 5.5 of

   the Disclosure Letter, there has been no:

        (a)  declaration, setting aside or payment of any

   dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of NDSI;

        (b)  actual or, to NDSI's knowledge, threatened

   organizational activity with respect to the establishment

   of a union or any strike or significant work stoppage

   affecting the business or operations of any Company, or, to

   NDSI's knowledge, any complaint against any Company filed

   with the National Labor Relations Board, any arbitration

   tribunal or any administrator of any applicable state or

   federal wage/hour laws or equal employment opportunity laws;

        (c)  physical damage, destruction or loss in an amount

   exceeding $100,000 in the aggregate affecting any of the

   Company Assets which has not been adequately repaired or

   remedied;

        (d)  increase in base compensation payable or to become

   payable to any of the employees of the Companies listed on

   Schedule 5.8 of the Disclosure Letter in excess of the

   amounts reflected thereon, or any material change in

   benefits or other compensation arrangements affecting the

   employees of the Companies (other than increases in wages

   and salaries or bonus payments made in the ordinary course of business);

        (e)  change by any Company in accounting principles or

   methods except insofar as any be required by a change in

   GAAP;

        (f)  material change in any Company's method of managing

   its working capital other than in the ordinary course of

   business, including, without limitation, (i) any material

   change in its level of inventories over the level maintained for comparable periods during prior fiscal years as

   reasonably adjusted for changes in sales, (ii) any material change in its practice of collecting accounts receivable or

   (iii) any material change in its practice of making payment upon accounts payable;

        (g)  waiver of any material rights by any Company under

   any Contract; or

        (h)  change which, individually or in the aggregate,

   constitutes a Material Adverse Effect, except changes in

   the ordinary course of business.

   5.6  CONDITION OF ASSETS.  The significant tangible assets included in the Company Assets are being maintained in

   accordance with the usual practices of the Operating

   Company, are in good working condition, reasonable wear and tear excepted, and are capable of being used for their

   intended purpose.

   5.7  Title, Liens, etc.
        ------------------

        (a) Schedule 5.7 of the Disclosure Letter contains

   descriptions of all items of tangible personal property

   owned by NDSI or the Operating Company and used or held for use in connection with the business or operations of the

   Operating Company as of the date of this Agreement, in each case to the extent such item has a current depreciated book value in excess of $50,000.  Schedule 5.7 of the Disclosure

   Letter contains descriptions of all land, leaseholds and

   other interests in real property and buildings owned,

   leased or otherwise possessed by any Company and used or

   held for use in connection with the business and operations of such Company, in each case to the extent such interest

   has a current depreciated book value in excess of $50,000 or involves rental payments by a Company in excess of $50,000 per annum; provided however that the Atlanta Real Estate may be sold prior to the Closing Date in accordance with Section

   7.1(d).  The Company Assets are free and clear of all Liens,

   except (i) as disclosed on Schedule 5.7 of the Disclosure

   Letter; (ii) Permitted Liens; and (iii) Liens in favor of GE

   Capital to be released on the Closing Date.

        (b)  No condemnation of any material portion of the real

   property included in the Company Assets has occurred, nor

   has any Company received written notice from any

   governmental authority of a proposal to condemn any portion of the real property included in the Company Assets.

   5.8  Employees.
        ----------

        (a) Except as described in Schedule 5.8 to the

   Disclosure Letter, no Company has a written or oral contract of employment with any of its employees which provides for severance pay (other than pursuant to the

   Company's existing severance policy) or which is not

   terminable at will or on notice of not longer than 30 days,

   nor is any Company a party to or subject to any collective bargaining agreements with respect to its employees.

   Schedule 5.8 contains a true and complete list of all

   individuals employed by any Company as of the date hereof

   whose base compensation as of January 1, 1995 exceeded

   $75,000.

        (b)  Schedule 5.8 to the Disclosure Letter sets forth

   all "employee benefit plans" (within the meaning of Section

   3(3) of ERISA), including, without limitation, any pension,

   welfare or savings plan or arrangement, or any employee

   stock purchase or stock option, deferred compensation,

   severance, vacation or holiday pay, sick leave,

   performance, bonus, profit sharing, incentive, or insurance plan or similar plan, policy or arrangement whether or not in written form (the "Benefit Plans") which the Companies

   and Affiliated Entities maintain with respect to their

   employees.  NDSI has made available to Parent copies of

   each written Benefit Plan which relates to or covers any

   employees of the Companies and related trust agreements as in effect on the date hereof.  No Benefit Plan is a (and no

   Company is required to contribute to any) "multiemployer plan" (within the meaning of Section 3(37) of ERISA). No

   Company maintains any plan, policy or arrangement that

   provides post-retirement medical benefits to any employees or former employees of the Companies, except as required by applicable statutory law.  None of the Benefit Plans

   obligate any of the Companies, the Surviving Corporation or

   Parent to pay benefits directly as a result of the

   transactions contemplated by this Agreement.

        (c)  Each of the Benefit Plans is in compliance with

   applicable requirements of ERISA, the Code and other

   applicable law.  Each of the Benefit Plans has been

   administered in accordance with its terms and with

   applicable legal requirements.  No Benefit Plan is a

   "defined benefit plan" (within the meaning of Section 3(35)

   of ERISA) which is subject to Title IV of ERISA.  The

   Companies have not engaged in a "prohibited transaction"

   within the meaning of Section 406 of ERISA for which no

   exemption exists under Section 408 of ERISA or Section

   4975(c)(1) of the Code for which no exemption exists under

   Section 4975(c)(2) or (d) of the Code, nor has any Company

   breached its fiduciary responsibility with respect to any

   Benefit Plan which could subject Parent or any Company to a penalty tax or other liability under ERISA or the Code nor,

   except for routine claims for benefits or as set forth on

   Schedule 5.8 to the Disclosure Letter, does any Company have any pending or to its knowledge threatened claim or litigation by any party with respect to the Benefit Plans.

   The Companies have the right to amend or terminate, without the consent of any other Person, any Benefit Plan which they maintain except as prescribed by law.  Except with respect to the Benefit Plans and as disclosed on Schedule 5.8 of the

   Disclosure Letter, none of the Companies have any liability of any nature, whether absolute or contingent, with respect to any Benefit Plan which was in the past maintained by any of them or to which any of them were required to contribute or with respect to any Benefit Plan which was in the past or is currently maintained by any other sponsor or to which any other employer or sponsor was in the past or is currently

   required to contribute.

        (d)  Except as set forth on Schedule 5.8 of the

   Disclosure Letter, the Companies are in compliance in all

   material respects with all applicable federal, state and

   local laws and ordinances relating to the employment of

   labor, including the provisions thereof relating to wages,

   hours and the payment of social security taxes, and are not liable for any arrears of wages or any tax relating thereto

   (except for currently accrued and unpaid wages and except

   for currently accrued withholding, payroll, unemployment and social security taxes payment of which is not overdue) or

   penalties for failure to comply with any of the foregoing and since March 1, 1990, have received no written notice to the contrary from any governmental agency.

   5.9  LITIGATION.  Except as set forth on Schedule 5.9 of the

   Disclosure Letter, there is no litigation, proceeding or

   investigation pending, or to the knowledge of NDSI

   threatened, against any Company which is reasonably

   expected to be adversely determined.  No Company has been

   operating under or subject to, or in default with respect

   to, any order, writ, injunction or decree of any court or

   federal, state, municipal or other governmental department,

   commission, board, agency or instrumentality, foreign or

   domestic.

   5.10  BROKERS.  Except for Tucker Anthony Incorporated, there is no investment banker, broker or finder or other Person

   having a claim against any Company for a commission or

   brokerage fee in connection with the execution and delivery of this Agreement or the consummation of the transactions

   contemplated hereby as a result of any agreement of or

   action taken by any Company or any Securityholder.

   5.11  APPROVALS AND CONSENTS.  The only approvals or consents of, or filings to be made with, Persons not a party to this

   Agreement that are required by law to be obtained or made by any Company or required to be obtained or made under any

   material contractual obligation of any

   Company in connection with the consummation of the

   transactions contemplated by this Agreement, are those

   which are described in Section 7.7 and in Schedule 5.11 of the Disclosure Letter.

   5.12  INTELLECTUAL PROPERTIES.  Set forth on Schedule 5.12 to the Disclosure Letter is a list of all of the United States and foreign patents, trademark and service mark

   registrations, copyright registrations and applications

   therefor, and all tradenames and logotypes (collectively,

   "Intellectual Properties") owned, used or held for use by

   any Company in connection with the business or operation of the Companies.  Except as set forth on Schedule 5.12 to the

   Disclosure Letter, the Companies exclusively own the entire right, title and interest in and to each of the Intellectual

   Properties, subject to the security interests of GE Capital therein to be released on the Closing Date.  Also set forth on Schedule 5.12 to the Disclosure Letter is a list of all

   Intellectual Properties licensed by any Company to others

   and by others to any Company in connection with the business or operation of the Companies.  Except as disclosed on

   Schedule 5.12 of the Disclosure Letter, no Company has

   received any notice or claim that the use by such Company

   of any of the Intellectual Properties conflicts with or

   infringes on the rights of any other party.  Except as

   disclosed on Schedule

   5.12 of the Disclosure Letter, no Company is aware of any

   infringement, misappropriation or misuse of any of the

   Intellectual Properties owned by the Companies by others.

   5.13  CONTRACTS.  Schedule 5.13 to the Disclosure Letter

   lists all Contracts which are material to the ownership or

   Business Condition of any Company and all other Contracts

   providing for payments by any Company to the extent such

   other Contracts impose monetary obligations on such Company of more than $100,000 per year.  No Company is in default

   under any such Contract, other than immaterial defaults

   which would not impose a monetary obligation on such

   Company, or to accelerate the time for payment of any

   amount due from such Company or the performance of any

   obligation of such Company thereunder, or to give rise in

   favor of the other party thereto a right to unilaterally

   terminate or modify any such Contract in a manner adverse

   to such Company.

   5.14  COMPLIANCE WITH LAWS.  Except as set forth on Schedule

   5.14 of the Disclosure Letter, the operations of the

   Operating Company are not being conducted in material

   violation of any applicable law, ordinance or regulation.

   Except as set forth on Schedule 5.14 of the Disclosure

   Letter, since March 1, 1990, no Company has received any

   notice from any governmental authority that the operations of the Operating Company are being or have been conducted in violation of any applicable law, ordinance, or regulation of any governmental authority.

   5.15  NDSI CAPITALIZATION; SUBSIDIARIES.  (a)  The authorized capital stock of NDSI consists of (i) 100,000 shares of

   Class A Common Stock, of which there are 46,200 shares

   issued and outstanding, (ii) 25,000 shares of Class B

   Common Stock, of which there are no shares issued and

   outstanding, (iii) 4,130 shares of Class A Preferred Stock,

   of which there are 3,500 shares issued and outstanding, and

   (iv) 39,800 shares of Class B Convertible Preferred Stock,

   of which there are 30,800 shares issued and outstanding

   (assuming that none of the Options or Warrants are

   exercised).  All the issued and outstanding shares of NDSI

   Stock are validly issued, fully paid and nonassessable and free of preemptive rights, except as contemplated by that

   certain Shareholders' Agreement dated as of February 28,

   1990, as amended (the "Shareholders' Agreement"), with no

   personal liability attaching to the ownership thereof.  The

   Company has no shares of capital stock reserved for

   issuance, except that there are 1,800 shares of Class B

   Common Stock reserved for issuance upon the exercise of

   outstanding Options, and 9,000 shares of Class A Common

   Stock, 9,000 shares of Class B Convertible Preferred Stock and 630 shares of Class A Preferred Stock reserved for

   issuance upon exercise of outstanding Warrants. Except as indicated above, as of the date hereof, (i) there are no shares of capital stock of NDSI authorized, issued or

   outstanding and (ii) there are no outstanding

   subscriptions, options, warrants, calls, rights,

   convertible securities or other agreements or commitments

   of any character obligating NDSI to issue, transfer or sell any shares of the capital stock of NDSI or any security

   convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of NDSI,

   except as provided in the Shareholders' Agreement.

        (b)  NDSI owns, directly or indirectly, all of the

   issued and outstanding shares of the capital stock of

   Dryvit and the Dryvit Subsidiaries, free and clear of any

   liens, charges, encumbrances and security interests other

   than security interests held by GE Capital to be released on the Closing Date.  Neither Dryvit nor any Dryvit Subsidiary

   has or is bound by any outstanding subscriptions, options,

   warrants, calls, rights, convertible securities or other

   agreements or commitments of any character whatsoever

   obligating such Company to issue, transfer or sell any

   shares of its capital stock or any security convertible

   into, exchangeable for, or evidencing the right to

   subscribe for, any shares of its capital stock.

        (c)  Except as set forth in Schedule 5.15 of the

   Disclosure Letter, NDSI does not directly or indirectly

   own, beneficially or of record, any shares of any class of capital stock or any other security of or interest in a

   partnership, joint venture or other legal entity, and does not have any option or obligation to directly or indirectly acquire, beneficially or of record, any such stock or other security of or interest in a partnership, joint venture or other legal entity.

   5.16  TAX MATTERS.  (a)  The Companies have prepared and

   filed prior to the time when due (as such time may have

   been extended) with the appropriate federal, state and

   local authorities all tax returns and other reports

   required to be filed by them before the date hereof, which tax returns and reports were prepared on a basis consistent with the Financial Statements (except as otherwise disclosed in such financial statements or in schedules filed with such tax returns), and have paid all Taxes, including interest

   and penalties, in respect of all periods covered by such

   returns (except for any amounts being contested in good

   faith by appropriate proceedings and described in Schedule

   5.16 of the Disclosure Letter); or, if any such Taxes had

   not been paid as of the Interim Balance Sheet Date, the

   reserves, if any, for Taxes on the Interim Balance Sheet

   are sufficient for all accrued and
   unpaid Taxes of the Companies, including interest and

   penalties with respect thereto, if any, whether or not

   disputed, for the year 1994 and that portion of the year

   1995 ended on the Interim Balance Sheet Date (subject to

   year-end adjustments required by the Parent and reasonably acceptable to the Securityholder Representative).  No

   representation or warranty is made by NDSI regarding

   payment of Taxes occasioned by an election by Parent or any

   Subsidiary or Affiliate of Parent with respect to the Merger under the Code, which Taxes shall be borne (if such an

   election is made) solely by the Surviving Corporation and

   not by the Securityholders.  Except as disclosed in Schedule

   5.16 of the Disclosure Letter, no Company has executed or

   filed with the IRS or any other taxing authority any

   agreement now in effect extending, or having the effect of extending, the period for assessment or collection of any

   income or other Taxes.  Except as set forth in Schedule 5.16 of the Disclosure Letter, no Company is a party to any

   pending action or proceeding by any governmental authority for assessment or collection of Taxes, no Company has

   received notification that the IRS or any other applicable taxing authority intends to commence a review or examination or has proposed an adjustment of any such returns and no

   claim for assessment or collection of taxes has been

   asserted against any Company.  True and
   complete copies of all federal, state and local income or

   franchise tax returns filed by the Companies for any period not yet closed by the applicable statute of limitations have been previously delivered to Parent or made available to

   representatives of Parent.

        (b)  NDSI is not a party to or bound by, and does not

   have any obligation under, any tax sharing or similar

   agreement.  NDSI has not consented to have the provisions

   of Code Section 341(f)(2) apply to it.

   5.17  INSURANCE.  Schedule 5.17 of the Disclosure Letter sets forth a true and complete description of all insurance

   policies maintained by the Companies.  Such policies are in full force and effect and the Companies are not in default thereunder.  To the knowledge of NDSI, the insurance

   coverages set forth in Schedule 5.17 of the Disclosure

   Letter are adequate under prevailing industry standards to protect the Companies from any material loss that may occur which is subject to insurance.

   5.18.  ENVIRONMENTAL MATTERS.  Except as disclosed on

   Schedule 5.18 of the Disclosure Letter:

        (a)  Since March 1, 1990, no Company has received any

   notice of a violation of Environmental Laws which relate to the use, ownership or occupancy of real estate now or

   formerly owned or leased by the Operating Company.

        (b)  Except in accordance with valid Permits listed in

   Schedule 5.20 of the Disclosure Letter or with applicable

   Environmental Laws, there has been no emission, spill,

   release or discharge into or upon (i) the air, (ii) soils

   or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste

   treatment, storage or disposal system servicing any real

   estate now owned or leased by the Operating Company, or any other real estate owned or leased by the Operating Company since March 1, 1990 (but only with respect to the period of ownership or occupancy by the Operating Company) of any

   Hazardous Material at or from such real estate.

        (c)  There are no Hazardous Materials located in or on

   any of the real estate now owned or leased by the Operating

   Company in violation of Environmental Laws or that require investigation, cleanup, or corrective action.

        (d)  Since March 1, 1990, there has been no complaint,

   order, directive, citation or notice issued to any Company by any governmental authority with respect to (i) air

   emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the real estate now or formerly owned or leased by the Operating Company, (iii) noise

   emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of

   Hazardous Wastes or (vi) other material environmental

   matters, in any case affecting any such real estate which

   has not been adequately addressed or remediated.

        (e)  The Companies are in compliance in all material

   respects with all applicable Environmental Laws.

   5.19  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as and to

   the extent set forth on the balance sheet of the Operating

   Company included within the Audited Statements as at

   December 31, 1994 (including the notes thereto), the

   Operating Company had no liabilities or obligations,

   whether accrued, contingent or otherwise, other than

   liabilities and obligations of a nature not required to be reflected in (or on footnotes to) financial statements of

   the Operating Company as at such date prepared in accordance with GAAP, consistently applied.  Since December 31, 1994,

   the Operating Company has not incurred any such liability or obligation, except for liabilities and obligations which

   have been or, to the extent incurred after the date hereof,

   will be (i) incurred in the ordinary course of business

   consistent with past practice, (ii) of a nature not

   required to be reflected in (or on footnotes to) financial statements of the Operating Company as of the date hereof or the Closing Date prepared in accordance with GAAP,

   consistently applied, (iii) incurred after the date hereof with the prior approval of Parent, (iv) incurred after the date hereof in compliance with the terms of this

   Agreement, (v) incurred with respect to Rust Liabilities,

   or (vi) disclosed pursuant to this Agreement or the

   Disclosure Letter.

   5.20  PERMITS.  The Operating Company owns or possesses all licenses, franchises, ordinances, authorizations, permits

   and certificates of all governmental authorities having

   appropriate jurisdiction over the Operating Company or its operations which are necessary to enable the Operating

   Company to continue to conduct its business in all material respects as presently conducted (collectively, "Permits").

   Schedule 5.20 of the Disclosure Letter sets forth a list of all such Permits.

   5.21  INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND

   AFFILIATES.  Except as set forth in Schedule 5.21 of the

   Disclosure Letter, no Company is indebted to any director,

   officer, employee or agent of any Company except for amounts due as normal salary, wages, bonus, benefits or

   reimbursement of ordinary business expenses.  Except as set forth in Schedule 5.21, no shareholder, director, officer,

   employee or agent of any Company is indebted to any Company except for ordinary business expense advances.

   5.22  OFFICERS, DIRECTORS AND CERTAIN AUTHORIZED PERSONS.

   Schedule 5.22 of the Disclosure Letter sets forth a complete and accurate list of (i) the names of all directors of each Company, (ii) the names and offices of all officers of each Company, (iii) the names of all individuals

   authorized to borrow money or incur indebtedness on behalf of each Company, (iv) all safes, vaults and safe deposit

   boxes maintained by or on behalf of each Company and the

   names of all individuals authorized to have access thereto,

   and (v) all bank accounts of each Company and the names of all individuals who are authorized signatories with respect to such accounts, the capacities in which they are

   authorized and the terms of the authorizations.

   5.23  CONFLICTS OF INTEREST.  Except as set forth in Schedule

   5.23 of the Disclosure Letter, no director or officer of any

   Company has any ownership interest in (i) any material item of property, real or personal, tangible or intangible,

   owned, used or leased by any Company or (ii) any creditor,

   supplier, customer, manufacturer or representative of any

   Company or any distributor of products of any Company.

   Schedule 5.23 lists all indebtedness to or Contracts with

   any Affiliate of NDSI (other than a Company) to which any

   Company is a party or by which it is bound.

   5.24  CUSTOMERS AND SUPPLIERS.  (a)  Set forth on Schedule

   5.24(a) of the Disclosure Letter is a list of the Operating

   Company's ten largest customers based upon sales volume for the fiscal year ended December 31, 1994.  Except as set

   forth in Schedule 5.24(a), no Company has received any

   written communications from any such customer indicating

   its intention to materially reduce its purchases from the

   Operating Company, whether by reason of the consummation of the transactions contemplated by this Agreement or otherwise.

        (b)  Set forth on Schedule 5.24(b) is a list of the

   Operating Company's ten largest suppliers based upon

   purchase volume for the fiscal year ended December 31,

   1994.  Except as set forth in Schedule 5.24(b), no Company has received any written communications from any such

   supplier indicating its intention to materially reduce its supply to the Operating Company, whether by reason of the

   consummation of the transactions contemplated by this

   Agreement or otherwise.

   5.25  CORPORATE DOCUMENTS, BOOKS AND RECORDS.  Complete and

   correct copies of the charter and by-laws, and all

   amendments thereto, of each Company have been previously

   delivered to the Parent, and no changes in said documents

   will be made on or before the Effective Date.  The minute

   book of each Company contains appropriate records of all

   meetings and consents in lieu of meetings of the Board of

   Directors (and its committees) and of the voting stockholders of each Company since March 1, 1990. Except as reflected in such minute books, there are no minutes of

   meetings or consents in lieu of meetings of the Board of

   Directors (and its committees) or of the voting

   stockholder(s) of any Company of a material nature

   reflecting meetings held or other corporate action taken

   since March 1, 1990.  The books and records of each Company fairly reflect in all material respects the transactions to which each Company is a party or by which its properties are subject or bound, and in all material respects such books

   and records have been properly kept and maintained.

   5.26  ORDINARY WARRANTY.

        Complete and accurate copies of the Operating Company's

   forms of standard and national account express written

   warranties (the "Warranties") have been previously provided to the Parent, and no changes have been or will be made to the Warranties prior to the Closing Date.  Except for the

   Warranties and certain special warranties issued by the

   Operating Company for specific projects in the ordinary

   course of business, the Company has not issued any other

   express written warranties with respect to its products.

   Schedule 5.26 to the Disclosure Letter contains an

   accounting of the ordinary warranty expenses (exclusive of

   Rust Liabilities) for the Operating Company during the years indicated. In addition, the current warranty expense reserve (exclusive of Rust Liabilities) shown on Schedule

   5.26 for the date indicated is a reasonable reserve

   established in accordance with GAAP and the past practices of the Operating Company for all pending known ordinary

   warranty claims (exclusive of Rust Liabilities) as of such date.

   5.27  INVENTORY.  The inventory of the Operating Company as reflected on the Audited Statements was valued at the lower of cost or net realizable value in accordance with GAAP,

   with cost determined consistent with past practices.  The

   inventory classified as such in the Audited Statements

   consists of items of a quantity and quality usable or

   saleable in the ordinary course of the business at

   prevailing market prices without discount other than in the ordinary course of business.

   5.28  ACCOUNTS RECEIVABLE.  All accounts receivable of the

   Operating Company as shown on the Audited Statements or

   thereafter acquired by the Operating Company are valid,

   genuine and subsisting, were acquired in the ordinary

   course of business from customers believed by the Operating

   Company to be commercially responsible, and are subject to no asserted counterclaims, defenses or setoffs, except as

   may be reflected in reserves therefor in the Audited

   Statements.

   5.29  MATERIAL FACTS.  No representation or warranty made by

   NDSI in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

   5.30  EXCLUSIVITY OF REPRESENTATIONS.  THE REPRESENTATIONS

   AND WARRANTIES MADE BY NDSI IN THIS AGREEMENT ARE IN LIEU OF

   AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND

   WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED

   WARRANTIES OF MERCHANTABILITY OR FITNESS OR ADEQUACY FOR

   ANY PARTICULAR PURPOSE OR USE.  NDSI HEREBY EXCLUDES AND

   DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR

   WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO

   PARENT OR ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS,

   AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER

   INFORMATION (INCLUDING, WITHOUT LIMITATION, THE

   CONFIDENTIAL INFORMATION MEMORANDUM RELATING TO THE COMPANY

   DATED APRIL, 1995 AND PREPARED BY TUCKER ANTHONY

   INCORPORATED) BY THE COMPANY OR ANY OTHER PERSON IN

   CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS

   CONTEMPLATED HEREBY.

                                 ARTICLE V-A

              Representations and Warranties of Securityholders



   Each of the Securityholders severally (and not jointly)

represents and warrants as follows:

   5A.1 OWNERSHIP.   With respect to the shares of NDSI Stock

owned by such Securityholder, that such Securityholder owns all of such shares free and clear of any liens, charges,

encumbrances and security interests other than the Shareholder

Documents, and that such Securityholder has full right and

authority to enter into this Agreement and perform its

obligations hereunder.

   5A.2 ENFORCEABILITY.  This Agreement has been, and when

delivered on the Closing Date the Securities Agreement entered into by such Securityholder will be, duly and validly executed and delivered by such Securityholder and such execution and

delivery does not or will not (i) conflict with or result in any violation by such Securityholder of any judgment, decree,

award, order, statute, rule or regulation applicable to such

Securityholder or to the NDSI Stock held by such

Securityholder, (ii) conflict with, violate or result in any breach of any agreement or instrument to which such

Securityholder is a party or by which such Securityholder is bound, or constitute a default thereunder, or (iii) result in the creation of any right, lien, security interest, claim, charge, restriction or encumbrance of any kind or nature against or with respect to the NDSI Stock held by such Securityholder.

   5A.3 CONFLICTS OF INTEREST.  Except as set forth on Section

5A.3 of the Disclosure Letter, such Securityholder or any

entity controlled by such Securityholder:  (i) does not own,

directly or indirectly, any interest in (excepting not more

than a 2% interest for investment purposes in securities of

publicly held and traded companies), and is not an employee or representative of or consultant to, any corporation, firm,

association or other business entity or organization which is,

or is engaged in business as, a competitor, lessor, lessee,

customer or supplier of the Companies; and (ii) does not own,

directly or indirectly, in whole or in part, any tangible or intangible property which the Companies are using or the use of which is necessary for the conduct of the business of  the

Companies (including, without limitation, any real estate,

buildings, machinery, equipment, permit, patent, trade secret or confidential information), other than items of tangible

personal property owned by any such Securityholder who is an employee of a Company and which items are of immaterial value;

and (iii) does not have of any cause of action against, and

does not owe any amount to, any Company, other than repayment of ordinary course travel advances; provided, however, that the representations and warranties contemplated by this Section

5A.3 shall not be deemed to be made by or apply to GE Capital or any entity controlled by GE Capital.

   5A.4 CONSENTS.  Except for filings, approvals or other

actions described in this Agreement, no authorization,

approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or Person is required in

connection with the execution, delivery and performance of this

Agreement or the Securities Agreement by such Securityholder which has not been made, filed or obtained.



                                  ARTICLE VI

        Representations and Warranties of Parent and Merger Subsidiary
        --------------------------------------------------------------

   Parent and Merger Subsidiary jointly and severally represent and warrant to NDSI as follows:

   6.1  CORPORATE STATUS; CAPITALIZATION.  (a)  Parent is a

   corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and is in good standing in each jurisdiction in which the nature of its

   business requires such qualification.  Parent has the

   requisite corporate power and authority to enter into this

   Agreement and to issue the Merger Shares, to perform its

   obligations hereunder, to carry on its business as it is

   now being conducted, and to own and operate the properties used in its business.

        (b)  The authorized capital stock of Parent consists of

   100,000,000 shares of Parent Common Stock, of which as of

   May 31, l995, 56,957,000 shares were issued and outstanding.

    All of the issued and outstanding shares of Parent Common

   Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights,

   with no personal liability attaching to the ownership

   thereof.  As of the date of this Agreement, except as set

   forth in the Financial Statements previously delivered by

   Parent to NDSI, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls,

   commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity securities of Parent or any securities

   representing the right to purchase or otherwise receive any shares of Parent Common Stock.  As of May 31, 1995, 10,709,200

   shares of Parent Common Stock were reserved for issuance

   pursuant to outstanding warrants, rights, options and

   employee benefit plans.  Since May 31, 1995, Parent has not issued any shares of its capital stock or any securities

   convertible into or exercisable for any shares of its

   capital stock, other than pursuant to the exercise of

   employee stock options granted prior to such date.  The

   Merger Shares to be issued on the Closing Date will be duly authorized and validly issued and, on the

   Closing Date, all such shares will be fully paid,

   nonassessable and free of preemptive rights, with no

   personal liability attaching to the ownership thereof.

        (c)  Merger Subsidiary is a corporation duly

   incorporated, validly existing and in good standing under

   the laws of the State of Delaware.  Merger Subsidiary has

   the requisite corporate power and authority to enter this

   Agreement and perform its obligations hereunder.  Merger

   Subsidiary has conducted no business prior to the date

   hereof.

   6.2  CORPORATE ACTION.  All corporate and shareholder actions and proceedings necessary to be taken by or on the part of

   Parent and Merger Subsidiary to adopt and approve this

   Agreement have been duly and validly taken, and the

   execution and delivery of this Agreement and the issuance

   of the Merger Shares have been duly and validly authorized by all necessary corporate and shareholder action, and do

   not require the further approval of any holders of any

   indebtedness or obligations of Parent or Merger Subsidiary.

    This Agreement has been duly and validly executed and

   delivered by Parent and Merger Subsidiary, and on the

   Closing Date the Merger Shares will have been duly and

   validly issued by Parent, and this Agreement constitutes

   the legal, valid and binding obligations of Parent and

   Merger Subsidiary (as applicable), enforceable against Parent and Merger Subsidiary (as applicable) in accordance with and subject to its terms, except as such

   enforceability may be limited by applicable bankruptcy,

   reorganization, insolvency, moratorium or other similar

   laws from time to time in effect affecting creditors'

   rights generally or by principles governing the

   availability of equitable remedies.

   6.3  NO DEFAULTS.  Neither the execution and delivery by

   Parent and Merger Subsidiary of this Agreement, nor the

   issuance by Parent of the Merger Shares, nor the

   consummation of the transactions contemplated hereby or

   thereby, is an event that, of itself, or with the giving of notice or the passage of time or both, will (i) conflict

   with the charter or by-laws of Parent or Merger Subsidiary,

   (ii) constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds

   for termination or acceleration of, any mortgage, indenture,

   lease, contract, agreement or instrument to which Parent or

   Merger Subsidiary is a party or by which Parent or Merger

   Subsidiary is bound, or result in the creation of any Lien upon any of its assets, or (iii) violate (A) any judgment,

   decree, or order, or (B) any statute, rule or regulation, in each such case, applicable to Parent or Merger Subsidiary.

   6.4  BROKERS.  There is no investment banker, broker or

   finder or other Person having a claim against Parent or

   Merger Subsidiary for a commission or brokerage fee in

   connection with the execution and delivery of this

   Agreement or the consummation of the transactions

   contemplated hereby as a result of any agreement of or

   action taken by Parent or Merger Subsidiary, except for the matter set forth in Schedule 6.4 of the disclosure letter of

   Parent delivered to NDSI concurrently herewith (the "Parent

   Disclosure Letter").

   6.5  LITIGATION.  There is no litigation, proceeding or

   investigation pending or, to Parent's or Merger

   Subsidiary's knowledge, threatened against either of them

   which is reasonably expected to be adversely determined and,

   if adversely determined, will affect their ability fully to carry out the transactions contemplated by this Agreement,

   or which would reasonably be expected to have a material

   adverse effect on the Business Condition of Parent and its subsidiaries, taken as a whole.

   6.6  FUNDS.  On the Closing Date, Parent will have cash on hand and unconditionally available for the purpose of paying the Cash Purchase Price.

   6.7  APPROVALS AND CONSENTS.  Except for (i) the filing with the Commission of the Registration Statement, (ii) the

   filing of the Certificate of Merger with the Delaware

   Secretary pursuant to the Act, (iii) the filings contemplated by Section 8.6 of this Agreement, and (iv) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in

   connection with the issuance of the Merger Shares pursuant to this Agreement, no Governmental Action and no consents or approvals of or filings or registrations with any third

   party are necessary in connection with (A) the execution

   and delivery by Parent of this Agreement and (B) the

   consummation by Parent of the Merger and the other

   transactions contemplated hereby.

   6.8  FINANCIAL STATEMENTS.  Parent has previous delivered to

   NDSI copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of May 31 for each of the fiscal

   years 1993 and 1994, and the related consolidated

   statements of income, changes in stockholders' equity and

   cash flows for the fiscal years ended May 31, 1993 and 1994,

   inclusive, as reported in Parent's Annual Report on Form

   10-K for the fiscal year ended May 31, 1994 filed with the

   Commission under the Exchange Act, in each case accompanied by the audit report of Ciulla Stephens & Co., independent

   public accountants with respect to Parent, and (b) the

   unaudited consolidated balance sheet of Parent and its

   Subsidiaries as of February 28, 1995 and February 28, 1994

   and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine month periods then ended as reported in Parent's

   Quarterly Report on Form 10-Q for the period ended February

   28, 1995 filed with the Commission under the Exchange Act.

   The May 31, 1994 consolidated balance sheet of Parent

   (including the related notes, where applicable) fairly

   presents in all material respects the consolidated

   financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 6.8 (including the related notes, where

   applicable) fairly present in all material respects

   (subject, in the case of the unaudited statements to

   recurring audit adjustments normal in nature and amount)

   the results of the consolidated operations, changes in

   stockholders' equity and cash flows and the consolidated

   financial position of Parent and its Subsidiaries for the

   respective fiscal periods or as of the respective dates

   therein set forth; each of such statements (including the

   related notes, where applicable) comply in all material

   respects with applicable accounting requirements and with

   the published rules and regulations of the Commission with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in

   accordance with GAAP consistently applied during the

   periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

   6.9  ABSENCE OF CHANGES.  Since May 31, 1994, there has not occurred any material adverse change in the Business

   Condition of Parent and its subsidiaries, taken as a whole,

   except as publicly disclosed in the Parent Reports.

   6.10  Commission Reports.  Parent has previously made

   available to NDSI an accurate and complete copy of each (a)

   final registration statement, prospectus, report, schedule and definitive proxy statement filed by Parent with the

   Commission pursuant to the Securities Act or the Exchange

   Act from January 1, 1993 to the date hereof (the "Parent

   Reports") and (b) communication mailed by Parent to its

   stockholders from January 1, 1993 to the date hereof, and

   no such registration statement, prospectus, report,

   schedule, proxy statement or communication contained any

   untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the

   circumstances in which they were made, not misleading,

   except that information as of a later date shall be deemed to modify information as of an earlier date.  Parent has

   timely filed all Parent Reports and other documents

   required to be filed by it under the Securities Act and the

   Exchange Act, and, as of their respective dates, all Parent

   Reports complied in all material respects with the published rules and regulations of the Commission  with respect

   thereto.

   6.11  COMPLIANCE WITH LAW.  The operations of the Parent and its subsidiaries are not being conducted in violation of any applicable law, ordinance or regulation, except for

   violations which, individually or in the aggregate, will

   not have and would not reasonably be expected to have, a

   material adverse effect on the Business Condition of Parent and its subsidiaries, taken as a whole.

   6.l2  UNDISCLOSED LIABILITIES.  Except for those liabilities that are fully reflected or reserved against on the

   consolidated balance sheet of Parent included in the

   balance sheet of Parent as of May 31, 1994 and except for

   liabilities incurred since May 31, 1994 and disclosed in the

   Parent Reports, neither Parent nor any of its subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be

   expected to have, a material adverse effect on the Business

   Condition of Parent and its subsidiaries, taken as a whole.

   6.13  ACCESS.  Parent and Merger Subsidiary acknowledge that they have been provided full and complete access to the books, records, facilities, properties and management of the Companies, that they have conducted their own

   independent investigation, analysis and evaluation of the

   Companies and the Business Condition (including their

   prospects) of the Companies, and that they have reviewed

   the Contracts and other documents and records of the

   Companies made available to them by the Companies to the

   extent Parent deemed appropriate, and that all questions

   regarding the Companies have been answered to their

   satisfaction.

   6.14  MATERIAL FACTS.  No representation or warranty made by

   Parent or Merger Subsidiary in this Agreement contains or

   will contain any untrue statement of a material fact, or

   omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                 ARTICLE VII

                    Covenants of NDSI Pending the Closing
                    -------------------------------------

    NDSI covenants and agrees that from the date hereof until

the Effective Time:

   7.1  OPERATION OF THE BUSINESS.

        (a) NDSI and the Operating Company shall continue to

   carry on the business and operations of the Operating

   Company and keep their respective books, accounts, records and files in the ordinary course of business and consistent with past practice for comparable periods of prior years.

   The Operating Company shall be operated in all material

   respects in accordance with applicable laws and regulations and Parent and Merger Subsidiary will be given prompt notice of any Company's receipt of written notice of any violation in respect thereof.

        (b)  NDSI shall, within thirty (30) days after the end

   of each month, beginning with the month ending June 30,

   1995, provide Parent with copies of the unaudited

   consolidated income statement of the Operating Company for the portion of the Operating Company's fiscal year ending

   with such month and the unaudited consolidated balance sheet of the Operating Company as of the end of such month,

   prepared in a manner consistent with past practice.

        (c)  NDSI shall use all reasonable efforts to preserve

   the business organization of the Operating Company and the goodwill of the Operating Company's suppliers and customers,

   and others having business relations with the Operating

   Company.

        (d)  Prior to the Closing Date, without the prior

   written consent of Parent, the Companies will not:

        (i)  Sell, lease, transfer, or agree to sell, lease or

        transfer any of the material Company Assets, without

        replacement thereof with a substantially equivalent

        asset of substantially equivalent kind, condition and value, except for (x) inventory sold in the ordinary course of business, (y) assets consumed or worn out in

        the ordinary course of business and (z) the Atlanta

        Real Estate;

        (ii)  Enter into any severance arrangement (other than

        pursuant to the Company's existing severance policy) or

        contract of employment (other than contracts terminable

        by Parent or Merger Subsidiary without penalty

        immediately following the Effective Time) with any

        employee or employees of the Companies, except in the

        ordinary course of business and consistent with past

        practice;

        (iii)  Enter into any new Contract or renew or amend the

        material terms of any existing Contract; provided,

        however, that without the consent of Parent, any

        Company may enter into any new Contract, or renew or

        amend the material terms of any existing Contract (A)

        in the ordinary course of business and consistent with

        past practice, (B) that obligates a Company to make

        payments of less than $100,000 per year, (C) that

        constitutes a lease or rental agreement, or (D)

        pursuant to which any Company makes or is obligated to

        make a capital expenditure if and to the extent

        contemplated by the 1995 fixed asset spending plan

        approved by the Dryvit Board of Directors and attached

        as Schedule 7.1 to the Disclosure Letter;

        (iv)  Make or grant any increase in the base

        compensation payable or to become payable to any

        employee of the Companies identified on Schedule 5.8

        to the Disclosure Letter or any increase in any

        employee benefit plan or arrangements, except as

        required by law or existing executive compensation

        plans or in the ordinary course of business and

        consistent with past practice; or

        (v)  Prepay any GE Capital Indebtedness; provided,

        however that the Companies (i) shall timely pay

        the scheduled principal payment of $266,062.50 (CND)

        due on September 1, 1995 and all interest accrued on

        all of the GE Capital Indebtedness through and

        including the Closing Date and (ii) may prepay

        $266,062.50 (CND)  of GE Capital Indebtedness

        representing a current installment due on September 1,

        1995 if the Closing Date shall occur prior to such due

        date.

   7.2  ACCESS TO FACILITIES, FILES AND RECORDS.  At the request of Parent or Merger Subsidiary and upon reasonable advance notice, NDSI will give or cause to be given to the officers,

   employees, accountants, engineers, counsel, and authorized representatives of Parent and Merger Subsidiary (a)

   reasonable access during normal business hours to all

   facilities, management personnel, properties, accounts,

   books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records and files of every character, equipment, machinery, fixtures, furniture,

   vehicles, notes and accounts payable and accounts receivable of the Companies, and (b) all such other information solely concerning the affairs of the Companies as Parent or Merger

   Subsidiary may reasonably request; provided, however, that

   NDSI shall not be required to permit such access or provide such information to the extent it unreasonably interferes

   with the operation of the Companies or to the extent such

   information would violate any Company's attorney-client

   privilege or the rights to privacy of any employee of any

   Company.

   7.3  REPRESENTATIONS AND WARRANTIES.  NDSI will give written notice to Parent and Merger Subsidiary promptly upon

   learning of the occurrence of any event that would cause or constitute a breach, or would have caused a breach had such event occurred or been known to NDSI prior to the date

   hereof, of any of NDSI's representations or warranties

   contained in this Agreement or in any Schedule to the

   Disclosure Letter.

   7.4  Consents.
        ---------

        (a)  The Contracts set forth on Schedule 5.13 of the

   Disclosure Letter as to which consents or approvals to the transactions provided for in this Agreement are required

   are sometimes referred to herein as "Restricted

   Contracts".  NDSI and Parent agree that the only Restricted

   Contracts that are material to the Business Condition of the

   Operating Company are those so designated on Schedule 5.11 of the Disclosure Letter.  Such material Restricted Contracts are referred to herein as "Material Restricted Contracts".

        (b)  Notwithstanding any other Section of this Agreement

   to the contrary, to the extent that the consent or approval of any Person is required under any Restricted Contract in order to consummate the Merger or otherwise by reason of the transactions provided for in this Agreement, NDSI will use its reasonable efforts (not involving the expenditure of

   money by NDSI) to obtain such consents and approvals.  If

   any such consent or approval is not obtained, NDSI will use its reasonable efforts (not involving the expenditure of

   money by NDSI) to secure an arrangement reasonably

   satisfactory to Parent and Merger Subsidiary insuring that the Parent or Merger Subsidiary will receive substantially all of the benefits under such Restricted Contract following the Effective Time; provided, however, that nothing in this

   Section shall excuse NDSI from obtaining all such consents or approvals required with respect to any Material

   Restricted Contract; and provided, further, that with

   respect to any Restricted Contract which is not a Material

   Restricted Contract and for which consent or approval or an alternative arrangement is not provided,

   (i) NDSI shall have no obligation to obtain such consent or approval or to provide such an alternative arrangement other than the undertaking to use reasonable efforts to obtain the same as set forth above in this Section 7.4(b), (ii) Parent and Merger Subsidiary shall remain obligated to close,

   subject to the other provisions hereof, and  (iii) Parent

   and Merger Subsidiary shall have no remedy nor any right to terminate this Agreement for NDSI's failure to obtain any

   such consent or approval or to provide any such alternative arrangement.  Parent's and Merger Subsidiary's sole remedy for NDSI's failure to obtain any consent or approval or to provide any alternative arrangement with respect to any

   Material Restricted Contract shall be to terminate this

   Agreement as specified in Section 13.1(c) hereof.  NDSI

   shall promptly notify Parent if any party to any Restricted

   Contract notifies NDSI of its intention to withhold consent or proposes to condition its consent on Parent's or Merger

   Subsidiary's acceptance of less favorable terms under the

   Contract.  Parent and Merger Subsidiary shall cooperate with

   NDSI in obtaining the consents under the Restricted

   Contracts.

   7.5  NOTICE OF PROCEEDINGS.  NDSI will promptly notify Parent upon (a) becoming aware of any order or decree or any

   complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or (b) receiving any

   notice from any governmental department, court, agency or

   commission of such authority's intention (i) to institute an investigation into, or institute a suit or proceeding to

   restrain or enjoin, the consummation of this Agreement or

   such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

   7.6  CONSUMMATION OF AGREEMENT.  Subject to the provisions of

   Section 13.1 of this Agreement:

        (a)  NDSI will use all reasonable efforts to fulfill and

   perform all conditions and obligations on its part to be

   fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out; and

        (b)  NDSI will not knowingly take any action that would

   prevent consummation of this Agreement.

   7.7  GOVERNMENTAL ACTIONS.  As soon as possible (but in no event later than 15 days) after the date hereof, NDSI shall prepare and file (i) all documents with the Federal Trade

   Commission and the United States Department of Justice as

   are required of it and the Securityholders, if applicable,

   to comply with the Hart-Scott-Rodino Antitrust Improvements

   Act of 1976, as amended (the "HSR Act"), and (ii) all

   documents, if any, as are required of it to comply with the

   Investment Canada Act, and NDSI will furnish promptly all

   materials thereafter requested by any of the regulatory

   agencies having jurisdiction over such filings.

                                 ARTICLE VIII

         Covenants of NDSI, Parent and Merger Subsidiary Pending the
         -----------------------------------------------------------

Closing
- -------

   NDSI, Parent and Merger Subsidiary, as applicable, each

covenants and agrees that from the date hereof until the

Effective Time:

   8.l  REGULATORY MATTERS.  (a) Parent shall promptly prepare and file with the Commission on an appropriate form the

   Registration Statement with respect to the Merger Shares.

   Parent shall use its best efforts to have the Registration

   Statement declared effective under the Securities Act as

   promptly as practicable after such filing.  Notwithstanding the foregoing, Parent shall retain sole discretion in

   responding to Commission comments concerning the

   Registration Statement and shall not be required to agree

   to any staff comments which Parent reasonably believes are not applicable to it or would be materially detrimental to its ongoing business.  Parent shall also use all reasonable efforts to obtain all necessary state securities law or

   "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement; provided,

   however, that in connection therewith, Parent shall not be required to qualify to do business where it is not so qualified or file a general consent to service of process

   in such states or jurisdictions where it has not previously done so, and NDSI shall furnish all information concerning the Companies as may reasonably be requested in connection with any such action, including audited financial statements for NDSI in proper form for filing under Regulation S-X of the Securities Act.

        (b)  The parties hereto shall cooperate with each other

   and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications,

   notices, petitions and filings, to obtain as promptly as

   practicable all permits, consents, approvals and

   authorizations of all third parties which are necessary or advisable to consummate the transactions contemplated by

   this Agreement (including without limitation the Merger),

   and to comply with the terms and conditions of all such

   permits, consents, approvals and authorizations.  Parent

   and NDSI shall have the right to review in advance, and to the extent practicable each will consult the other on, in

   each case subject to applicable laws relating to the

   exchange of information, all the information relating to

   NDSI or Parent, as the case may be, and any of their

   respective Subsidiaries, which will appear in any filing

   made with, or written materials submitted to, any third party in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.  The parties hereto agree that they will

   consult with each other with respect to the obtaining of

   all permits, consents, approvals and authorizations of all third parties necessary or advisable to consummate the

   transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters

   relating to completion of the transactions contemplated

   herein.

        (c)  Parent and NDSI shall, upon request, furnish each

   other with all information concerning themselves, their

   Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other

   statement, filing, notice or application made by or on

   behalf of Parent, NDSI or any of their respective

   Subsidiaries in connection with the Merger and the other

   transactions contemplated by this Agreement.

   8.2  REPRESENTATIONS AND WARRANTIES.  Parent and Merger

   Subsidiary shall give written notice to NDSI promptly upon learning of the occurrence of any event that would cause or constitute a breach, or would have caused a breach had such event occurred or been known to Parent or Merger Subsidiary prior to the date hereof, of any of the representations and warranties of Parent or Merger Subsidiary contained in this

   Agreement.

   8.3  BUSINESS OF MERGER SUBSIDIARY.  Until the Effective

   Time, Parent will not permit Merger Subsidiary to engage in any business activities or enter into any transaction except in connection with this Agreement and the performance by

   Merger Subsidiary of its obligations hereunder.

   8.4  CONSUMMATION OF AGREEMENT.  Subject to the provisions of

   Section 13.1 of this Agreement, (a) Parent and Merger

   Subsidiary shall use all reasonable efforts to fulfill and perform all conditions and obligations on their parts to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out and (b) neither Parent nor Merger Subsidiary

   will knowingly take any action that would prevent

   consummation of this Agreement.

   8.5  NOTICE OF PROCEEDINGS.  Parent and Merger Subsidiary

   will promptly notify NDSI upon:

        (a)  becoming aware of any order or decree or any

   complaint praying for an order or decree restraining or

   enjoining the consummation of this Agreement or the

   transactions contemplated hereunder, or

        (b)  receiving any notice from any governmental

   department, court, agency or commission of such authority's intention (i) to institute an investigation into, or

   institute a suit or proceeding to restrain or enjoin, the

   consummation of this Agreement or such transactions, or (ii)

   to nullify or render ineffective this Agreement or such

   transactions if consummated.

   8.6  GOVERNMENTAL ACTIONS.  As soon as practicable (but in no event later than 15 days) after the date hereof, Parent and

   Merger Subsidiary shall prepare and file (i) all documents with the Federal Trade Commission and the United States

   Department of Justice as are required of them to comply

   with the HSR Act, and (ii) all documents, if any, as are

   required of them to comply with the Investment Canada Act,

   and shall promptly furnish all materials thereafter

   requested by any of the regulatory agencies having

   jurisdiction over such filings.

                                   ARTICLE IX

                     Conditions to the Obligations of NDSI
                     -------------------------------------

   The obligations of NDSI under this Agreement are, at NDSI's option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

   9.1  Representations, Warranties, Covenants.
        ---------------------------------------

        (a)  Each of the representations and warranties of

   Parent and Merger Subsidiary contained in this Agreement shall have been true and correct in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and

   correct in all material respects except to the extent

   changes are permitted or contemplated pursuant to this

   Agreement;

        (b)  Parent and Merger Subsidiary shall have performed

   and complied in all material respects with each and every

   covenant and agreement required by this Agreement to be

   performed or complied with by them prior to or at the

   Closing Date; and

        (c)  Parent and Merger Subsidiary shall have furnished

   NDSI with a certificate dated the Closing Date and duly

   executed by duly authorized officers of Parent and of

   Merger Subsidiary authorized on behalf of Parent and Merger

   Subsidiary to give such a certificate, to the effect that

   the conditions set forth in subparagraphs (a) and (b) of

   this Section 9.1 have been satisfied.

   9.2  Proceedings.
        ------------

        (a)  Neither NDSI, Parent nor Merger Subsidiary shall be

   subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions

   contemplated hereby; no action or proceeding shall have

   been instituted by any third party before any court or

   governmental body to restrain or prohibit the consummation of the transactions contemplated by this

   Agreement; and none of the parties to this Agreement shall have received written notice from any governmental body of

   (A) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the

   transactions contemplated hereby, or (B) actual

   commencement of such investigation.

        (b)  In the event such a restraining order or injunction

   is in effect or such an action or proceeding has been

   instituted and is pending or such a notice of intention is received or such an investigation is commenced, this

   Agreement may not be abandoned by NDSI pursuant to this

   Section 9.2 prior to the Outside Date, but the Closing Date shall be delayed during such period.

   9.3  OPINIONS OF COUNSEL.  NDSI shall have received

   opinion(s) of counsel to Parent and Merger Subsidiary,

   dated the Closing Date, in the form attached to this

   Agreement as Exhibit B.

   9.4  GOVERNMENTAL ACTIONS.  The waiting period under the HSR

   Act shall have expired or been terminated.

   9.5  DELIVERIES.  Parent and Merger Subsidiary shall have

   complied with each and every one of their obligations set

   forth in Section 11.2.

   9.6  SECURITIES AGREEMENT.  Parent shall have executed and delivered to each Securityholder receiving Merger Shares a

   Securities Agreement and the letter in the form appended

   thereto.

   9.7  EFFECTIVENESS OF REGISTRATION STATEMENT.  The

   Registration Statement pursuant to which the Merger Shares are to be registered shall have been declared effective by the SEC and all applicable state regulatory authorities, and no stop order suspending the effectiveness of such

   Registration Statement shall have been issued and no

   proceeding for that purpose shall have been instituted by

   the Commission or by any state regulatory authorities.

                                   ARTICLE X

 Conditions to the Obligations of Parent and Merger Subsidiary
 -------------------------------------------------------------

   The obligations of Parent and Merger Subsidiary under this

Agreement are, at Parent's option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

   10.1  Representations, Warranties, Covenants.
         ---------------------------------------

        (a)  Each of the representations and warranties of NDSI

   contained in this Agreement shall have been true and correct in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects

   except to the extent changes are permitted or contemplated pursuant to this Agreement;

        (b)  NDSI shall have performed and complied in all

   material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and

        (c)  NDSI shall have furnished Parent a certificate,

   dated the Closing Date and duly executed by a duly

   authorized officer of NDSI authorized on behalf of NDSI to give such a certificate, to the effect that the conditions set forth in subparagraphs (a) and (b) of this Section 10.1 have been satisfied.

   10.2  Proceedings.
         ------------

        (a) (i) Neither NDSI, Parent nor Merger Subsidiary shall

        be subject to any restraining order or injunction

        restraining or prohibiting the consummation of the

        transactions contemplated hereby;

        (ii) no action or proceeding shall have been instituted

        by any third party before any court or governmental

        body to restrain or prohibit the consummation of the

        transactions contemplated by this Agreement; and (iii)

        none of the parties to this Agreement shall have

        received written notice from any governmental body of

        (A) its intention to institute any action or proceeding

        to restrain or enjoin or nullify this Agreement or the

        transactions contemplated hereby or (B) the actual

        commencement of such investigation.

        (b)  In the event such a restraining order or injunction

   is in effect or such an action or proceeding has been

   instituted and is pending or such a notice of intention is received or such an investigation is commenced, this

   Agreement may not be abandoned by Parent pursuant to this

   Section 10.2 prior to the Outside Date, but the Closing Date shall be delayed during such period.

   10.3  OPINIONS OF COUNSEL.  Parent shall have received an

   opinion of Edwards & Angell, counsel to the Companies,

   dated the Closing Date, in the form attached to this

   Agreement as Exhibit C.

   10.4  MATERIAL RESTRICTED CONTRACTS.  All consents required under the Material Restricted Contracts in order to

   consummate the transactions contemplated hereby shall have been obtained or, with respect to any Material Restricted

   Contracts for which such consent shall not have been

   obtained, NDSI shall have provided Parent with an

   alternative arrangement reasonably satisfactory to Parent

   ensuring that following the Effective Time, Parent or the

   Surviving Corporation will receive substantially all of the benefits under such Material Restricted Contracts as to

   which such consent shall not have been obtained in

   accordance with Section 7.4(b).

   10.5  GOVERNMENTAL ACTIONS.  The waiting period under the HSR

   Act shall have expired or been terminated.

   10.6  DELIVERIES.  NDSI shall have complied with each and

   every one of its obligations set forth in Section 11.1.

   10.7  SECURITIES AGREEMENT.  Each of the Securityholders

   receiving Merger Shares shall have executed and delivered

   to Parent a Securities Agreement.

   10.8  EFFECTIVENESS OF REGISTRATION STATEMENT.  The

   Registration Statement pursuant to which the Merger Shares are to be registered shall have been declared effective by the SEC and all applicable state regulatory authorities, and no stop order suspending the effectiveness of such

   Registration Statement shall have been issued and no

   proceeding for that purpose shall have been instituted by

   the Commission or by any state regulatory authorities.

   10.9  NO DISSENTING SHARES.  No dissenters' rights shall have been properly perfected and not withdrawn or forfeited under applicable law by any Securityholder or any other holder of

   NDSI Stock with respect to the Merger.

                                  ARTICLE XI

                     Items to be Delivered at the Closing
                     ------------------------------------

   11.1  DELIVERIES BY NDSI.  On the Closing Date, NDSI shall deliver to Parent or Merger Subsidiary:

        (a)  Evidence of compliance by NDSI with its

   obligations under Section 7.4(b);

        (b)  Certified copies of resolutions, duly adopted

   by the Board of Directors of NDSI, which shall be in full force and effect on the Closing Date,

   authorizing the execution, delivery and performance by

   NDSI of this Agreement and the consummation of the

   transactions contemplated hereby;

        (c)  The certificate referred to in Section 10.1(c);

        (d)  The opinion of counsel referred to in Section

   10.3;

        (e)  Consents, releases and agreements cancelling

   the Options and Warrants duly executed by the holders

   of the Options and the Warrants;

        (f)    Certificates for all shares of NDSI Stock

   with duly executed stock powers;

        (g)    Payoff letters from GE Capital with respect

   to the GE Capital Indebtedness in customary form,

   accompanied by instruments which shall terminate and

   release the existing Liens on the Company Assets in

   favor of GE Capital and shall contemplate the

   reassignment of the Intellectual Properties upon

   payment in full of the amounts specified in such

   letters;

        (h)    Agreements of the parties to the Shareholder

   Documents cancelling the Shareholder Documents prior to

   the Closing Date;

        (i)    An agreement of the parties cancelling the

   Management Advisory Services and Financial Consulting

   Agreement dated March 1, 1990, between Narragansett

   Capital, Inc., NDSI and Dryvit; and

        (j)    Such other documents or payments as are

   required to be delivered or paid by NDSI pursuant to

   this Agreement.

   11.2  DELIVERIES BY PARENT AND MERGER SUBSIDIARY.  On

   the Closing Date, Parent and Merger Subsidiary shall

   deliver to the Securityholder Representative on behalf

   of NDSI:

        (a)  The Merger Proceeds, which shall be paid and

   delivered in the manner specified in Section 4.3(a) and

   (b) hereof;

        (b)  Certified copies of resolutions, duly adopted

   by each of Parent's and Merger Subsidiary's Board of

   Directors, and by Parent as the sole stockholder of

   Merger Subsidiary, which shall be in full force and

   effect on the Closing Date, authorizing the execution,

   delivery and performance by Parent and Merger

   Subsidiary of this Agreement and the consummation of

   the transactions contemplated hereby and thereby;

        (c)  The certificates referred to in Section 9.1(c);

        (d)  The opinions of counsel referred to in Section

   9.3; and

        (e)  Such other documents or payments as are

   required to be delivered or paid by Parent or Merger

   Subsidiary pursuant to this Agreement.

                                 ARTICLE XII

                 Survival of Representations and Warranties;
                 -------------------------------------------

                               Indemnification
                               ---------------

   12.1  SURVIVAL.  (a) Except with respect to (i) Tax

   Liabilities, (ii) Schooner Litigation Liabilities and

   (iii) Ownership Liabilities, all representations and

   warranties, and the related indemnities contained in

   this Agreement (whether by Parent or NDSI), shall

   survive the Effective Time of the Merger for a period

   of twelve (l2) months, provided that if at the

   expiration of such twelve-month period the

   Securityholder Representative shall have received from

   the Parent, the Surviving Corporation or the Operating

   Company on the one hand, or the Parent shall have

   received from the Securityholder Representative on the

   other hand, written notice of a claim with respect to

   an alleged breach of any such representation or

   warranty (other than in respect of Tax Liabilities,

   Schooner Litigation Liabilities or Ownership

   Liabilities), stating with particularity the applicable provisions of this Agreement so breached and providing in reasonable detail all relevant facts then

   known to Parent, the Surviving Corporation and the

   Operating Company on the one hand, or the

   Securityholder Representative on the other hand, with

   respect to such breach, the applicable representation,

   warranty or covenant, and the related indemnity, will

   not expire with respect to such claim.

        (b)  The representations and warranties of the

   Securityholders set forth in Article V-A, and the

   related indemnity for Ownership Liabilities contained

   in Section 12.2, shall survive indefinitely the

   Effective Time of the Merger.

        (c)  The representations and warranties of NDSI set

   forth in Section 5.16, and the related indemnity for

   Tax Liabilities contained in Section 12.2, shall

   survive the Effective Time of the Merger until the

   expiration of the applicable statute of limitations

   with respect to the year on account of which the Tax

   giving rise to such claim was payable, plus thirty (30)

   days. Neither the Parent, the Surviving Corporation nor

   the Operating Company shall consent to the extension

   of, or take any other action to extend, any applicable

   statute of limitations with respect to such tax year

   without the prior written consent of the Securityholder

   Representative.

        (d)  The specific indemnity for Schooner Litigation

   Liabilities contained in Section 12.2 shall survive the

   Effective Time of the Merger until a final

   determination by a court of competent jurisdiction

   shall be rendered from which no further appeal may be

   taken, or, with prior notice to Parent, until

   settlement thereof shall be entered into among the

   parties thereto and accompanied by an unconditional

   release from each such party, whichever first occurs.

   12.2  INDEMNIFICATION BY THE SECURITYHOLDERS.  Subject

   to the limitations contemplated by Section 12.3 below,

   the Securityholders shall indemnify and hold harmless

   Parent, the Surviving Corporation and the Operating

   Company, in the manner and to the extent contemplated

   by this Article XII, for any (i) Ownership Liabilities,

   (ii) Tax Liabilities, (iii) Schooner Litigation

   Liabilities and (iv) other out-of-pocket loss, cost,

   damage or expense (including, but not limited to,

   reasonable attorneys fees but expressly excluding any

   such loss, cost, damage or expense constituting Rust

   Liabilities) actually paid by Parent, the Surviving

   Corporation or the Operating Company and arising

   directly from any misrepresentation or breach of

   warranty of NDSI in this Agreement (collectively

   referred to herein as

   "Damages"). The obligations of the Securityholders are

   collectively referred to as the "Indemnification

   Obligation" and neither the Securityholders, nor the

   Securityholder Representative on their behalf, shall

   have any right or claim against the Parent, Surviving

   Corporation or the Operating Company for any claim for

   reimbursement or contribution in respect of any

   Indemnification Obligation.

   12.3  Limitations as to Indemnification Obligation.
         ---------------------------------------------

        (a) Except with respect to Ownership Liabilities,

   Tax Liabilities, and Schooner Litigation Liabilities,

   for which indemnification shall be from the first

   dollar, the Securityholders shall have no liability

   with respect to any Indemnification Obligation unless

   and until the total of all Damages (exclusive of

   Ownership Liabilities, Tax Liabilities and Schooner

   Litigation Liabilities) exceeds $l,000,000 (the

   "Basket"), and then shall bear liability for all such

   Damages from the first dollar of such Damages (subject,

   however, to the limitations contemplated by Sections

   12.3(b), (c) and (d)).

        (b) The Securityholders shall not be liable for any

   individual claim for Damages, and no individual claim

   for Damages shall be included in the calculation of the

   Basket, unless the matter involved is a claim of $5,000

   or more.

        (c)  Notwithstanding anything to the contrary in

   this Agreement, (i)  each Securityholder shall bear

   liability for Damages (excluding Ownership

   Liabilities, Tax Liabilities, and Schooner Litigation

   Liabilities) and any other claim arising from or

   related to this Agreement only up to that amount which

   is equal to his or its Pro Rata Share of Ten Million

   Dollars ($l0,000,000); and (ii) each Securityholder

   shall be responsible for his or its Pro Rata Share of

   Tax Liabilities and Schooner Litigation Liabilities;

   and (iii) each Securityholder shall be fully

   responsible for any Ownership Liabilities attributable

   to such Securityholder (but no Securityholder shall be

   responsible for any Ownership Liabilities attributable

   to any other Securityholder); provided, however, that

   the maximum aggregate liability of any Securityholder

   under this Agreement shall not exceed that amount which

   is equal to his or its pro rata share of the Adjusted

   Purchase Price as reflected on Schedule 1A to this

   Agreement.

        (d)  Notwithstanding anything to the contrary

   contained in this Agreement, the Securityholders shall

   not be liable for any (i) Rust Liabilities, whether

   incurred or arising on, before or after the Closing

   Date, (ii) loss, cost, damage or expense (including, but not limited to attorney's fees) paid or incurred by the Parent, the Surviving Corporation or the Operating

   Company in connection with ordinary warranty claims

   made by third parties, whether on, before or after the

   Closing Date, on account of products manufactured or

   sold by Company, or (iii) loss, cost, damage or expense

   (including, but not limited to attorneys' fees) paid or

   incurred by the Parent, the Surviving Corporation or

   the Operating Company in connection with any

   litigation, suit or similar proceeding (x) disclosed

   on Schedule 5.9 of the Disclosure Letter or (y) arising

   in the ordinary course of business after the Closing

   Date based on or arising out of or in connection with

   any event(s) occurring or condition(s) existing on or

   before the Closing Date, except to the extent any

   Company had actual knowledge of any overtly threatened

   litigation, suit, or similar proceeding described in

   clause (y) above based on a writing received by such

   Company on or prior to the Closing Date.

        (e)  Notwithstanding the provisions of Sections

   5.14, 5.18 and 5.20 which qualify said representations

   and warranties by concepts of materiality, but

   otherwise are subject to all other provisions of

   Section 12.3 hereof, Securityholders shall be liable for Damages suffered or incurred by Parent, Surviving

   Corporation or the Operating Company for breaches of

   said representations and warranties contained in

   Sections 5.14, 5.18, and 5.20 without regard to the

   concepts of materiality contained therein.

   12.4  NOTICE AND SETTLEMENT OF CLAIMS OF PARENT, THE

   SURVIVING CORPORATION AND THE OPERATING COMPANY;

   ARBITRATION.  If Parent, the Surviving Corporation or

   the Operating Company (an "Indemnified Party") suffers

   or incurs any Damages (other than Damages with respect

   to Tax Liabilities, Schooner Litigation Liabilities or

   third party claims covered by Section 12.7), and if a

   claim for indemnification in respect thereof is to be

   made against the Securityholders under Section 12.2,

   the Indemnified Party shall give notice to the

   Securityholder Representative within sixty (60) days

   of Parent acquiring actual knowledge thereof,

   describing such Damages, the amount thereof, if known,

   and the method of computation of such Damages, all with

   reasonable particularity and containing a reference to

   the provisions of this Agreement in respect of which a

   breach has occurred and such Damages have been suffered

   or incurred.  Promptly after any such notice has been

   given the parties shall endeavor to resolve any

   disputes with respect to the
   matters set forth in such notice.  If the Securityholder

   Representative and the Indemnified Party cannot reach

   agreement within thirty (30) days after such notice has

   been given, then the matter shall be submitted promptly

   to binding arbitration to be held in Providence, Rhode

   Island under rules and procedures of the American

   Arbitration Association applicable to commercial

   transactions as then in effect ("Arbitration").

   12.5  NOTICE AND SETTLEMENT OF TAX LIABILITIES.  Upon

   receipt by Parent of written notice of a claim by a

   governmental authority which may give rise to a Tax

   Liability, Parent shall give notice of such claim

   within sixty (60) days to the Securityholder

   Representative.  The Indemnified Party and

   Securityholder Representative shall cooperate with

   each other in the conduct of any audit or other

   proceeding involving the Surviving Corporation or the

   Operating Company, provided that the Securityholder

   Representative shall have the right to control, at the

   Securityholders' expense, the resolution of any such

   audit or settlement for which any resulting Tax,

   interest or penalties shall be indemnifiable

   hereunder.  The Indemnified Party shall have no right

   to settle any such claim without the prior written consent of the Securityholder Representative. Any dispute regarding an Indemnification Obligation on

   account of Tax Liabilities shall be submitted to

   Arbitration.

   12.6  SCHOONER LITIGATION.  The Surviving Corporation

   and the Operating Company shall, on a timely and

   expeditious basis, continue to prosecute the Schooner

   Litigation with counsel reasonably satisfactory to the

   Securityholder Representative, and shall not settle the

   Schooner Litigation without the prior written consent

   of the Securityholder Representative.  The Surviving

   Corporation, the Operating Company and the

   Securityholder Representative shall cooperate with

   each other in the conduct of the Schooner Litigation,

   provided that the Securityholder Representative shall

   have the right to control, at the Securityholders'

   expense, all matters pertaining to such action,

   including settlement thereof, so long as the

   Securityholders continue to bear the reasonable

   out-of-pocket costs of prosecution and any resulting

   damage award or settlement in connection with any

   counterclaim thereon.

   12.7  NOTICE AND SETTLEMENT OF OTHER THIRD-PARTY CLAIMS.

   Upon receipt by Parent of notice of the commencement

   of any action brought by a third party
   which is indemnifiable under Section 12.2 (other than on

   account of Tax Liabilities or Schooner Litigation

   Liabilities), the Parent shall give prompt notice

   thereof to the Securityholder Representative.  Unless

   otherwise provided below, the Indemnified Party(ies)

   shall have the right to defend and settle any third

   party claim subject to consultation with the

   Securityholder Representative.  The Securityholder

   Representative may, however, elect in writing to

   assume the defense of any such third party claim

   against the Indemnified Party(ies) with counsel

   reasonably satisfactory to such Indemnified Party(ies)

   and, after notice from the Securityholder

   Representative to such Indemnified Party(ies) of its

   election so to assume the defense thereof, the

   Securityholder Representative shall not be liable to

   such Indemnified Party(ies) for any fees of other

   counsel or any other expenses subsequently incurred by

   such Indemnified Party(ies) in connection with the

   defense thereof, and the Indemnified Party(ies) shall

   not agree to settle any such third-party claim without

   the prior written consent of the Securityholder

   Representative.  Any dispute regarding an

   Indemnification Obligation on account of third party

   claims covered by this Section 12.7 shall be submitted

   to Arbitration.

   12.8  NO WAIVER FOR NOTICES.  The Indemnified Party

   shall not have waived its right to indemnification

   under this Agreement merely by providing notice of

   such a claim outside of the time limits set forth in

   Sections 12.4, 12.5 and 12.7 hereof, except to the

   extent such a delay has an adverse effect on the

   Damages (whether in type or amount) suffered by the

   Securityholders or prejudices the rights of the

   Securityholders in respect thereof.

   12.9  INSURANCE.  The Parent, Surviving Corporation or

   Operating Company, as appropriate, shall, on a timely

   and expeditious basis, seek recovery under applicable

   insurance policies, if any, for each underlying item of

   Damages to the extent allowable by law, and any

   Indemnification Obligation on account thereof shall be

   computed on a basis net of any such recovery.

   12.10  TAX BENEFITS.  Each underlying item of Damages

   claimed hereunder, and any Indemnification Obligation

   on account thereof, shall be computed on a basis net of

   applicable tax benefits actually received or receivable

   by the Parent, the Surviving Corporation or the

   Operating Company in connection with federal and state

   tax deductions attributable to payment of amounts

   claimed as Damages hereunder.

   12.11  INDEMNIFICATION BY PARENT.  Parent shall

   indemnify and hold harmless the Securityholders for

   any out-of-pocket loss, cost, damage or expense

   (including, but not limited to, reasonable attorneys'

   fees) actually paid by the Securityholders or the

   Securityholders' Representative on their behalf and

   arising directly from any misrepresentation or breach

   of warranty of Parent or Merger Subsidiary in this

   Agreement.  Any claim of the Securityholders hereunder

   shall be treated in a manner consistent with Section

   12.4.  Notwithstanding anything to the contrary

   contained in this Agreement, Parent shall bear

   liability for any such loss, cost, damage or expense

   or any other claim arising from or related to this

   Agreement only up to an amount equal to the product of

   the aggregate number of Merger Shares multiplied by the

   Parent Common Stock Value Per Share.

                                 ARTICLE XIII

                                Miscellaneous
                                -------------

   13.1  TERMINATION OF AGREEMENT.  This Agreement may be

   terminated and the Merger abandoned at any time before the

   Effective Time:

        (a)  by mutual consent of the Board of Directors of

   Parent (acting on its own behalf and on behalf of Merger

   Subsidiary) and the Board of Directors of NDSI;

        (b)  by the non-defaulting party, if there has been a

   material breach of any covenant or agreement contained in

   this Agreement on the part of the other party which, if not cured, would excuse the performance hereof by the

   non-defaulting party, and such breach is not cured at or

   prior to a date thirty (30) days after written notice of

   such default is given by the non-defaulting party;

        (c)  by Parent, if by the Closing Date NDSI has failed

   to obtain the consents and approvals or to provide the

   alternative arrangements contemplated by Section 7.4(b)

   with respect to all Material Restricted Contracts (provided that Parent shall have used all reasonable efforts to

   cooperate with NDSI in obtaining such consents and

   approvals and such alternative arrangements as provided in

   Section 7.4(b));

        (d)  by any party hereto, if the Closing has not taken

   place by the September 30, 1995 (the "Outside Date") and the party seeking to terminate this Agreement has not

   contributed in any material way to the failure of the

   transaction to close by such date;

        (e)  by any party hereto, if any court of competent

   jurisdiction or other governmental authority in the United

   States shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise

   prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

        (f)  by Parent or NDSI, if Parent delivers a Rejection

   Notice with respect to any amendment to a Schedule proposed by NDSI and NDSI shall fail to agree to delete the

   objectionable portion of the amending Schedule within ten

   (10) days of the receipt of such Rejection Notice;

        (g)  by NDSI, if the Parent Common Stock Value Per Share

   is less than $17.50;

        (h)  by Parent, if the Parent Common Stock Value Per

   Share is greater than $21.00; or

        (i)  by NDSI, if the Registration Statement is not

   declared effective by the Commission by the Outside Date.

        A termination pursuant to this Section 13.1 shall not

   relieve any party of liability it would otherwise have for a breach of this Agreement.

   13.2  LIABILITIES UPON TERMINATION.  Except for the

   obligations contained in Section 13.15 hereof which shall

   survive any termination of this Agreement, upon the

   termination of this Agreement pursuant to Section 13.1

   hereof, this Agreement shall forthwith become null and

   void, and no party hereto or any of its officers,

   directors, employees, agents, attorneys, consultants,

   trustees, stockholders, partners or principals shall have

   any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained herein shall relieve any party from liability for any

   breach or inaccuracy of any representation or warranty

   contained herein or any failure to comply with any covenant or agreement contained herein.

   13.3  EXPENSES.  The Securityholders shall bear all of the

   Company Transaction Expenses, and RPM or the Surviving

   Corporation shall bear all other expenses incurred in

   connection with the transactions contemplated by this

   Agreement, including without limitation, Parent's

   Hart-Scott-Rodino filing fees; provided, however, that

   fees and expenses of the arbitration in any Arbitration

   shall be borne one-half by the Parent and one-half by the

   Securityholders.

   13.4  ASSIGNMENTS.  No party hereto may assign any of its

   rights or delegate any of its duties hereunder without the prior written consent of the other parties, and any such

   attempted assignment or delegation without such consent

   shall be void.

   13.5  FURTHER ASSURANCES.  From time to time prior to, at and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other

   party, being advised by counsel, shall reasonably request

   in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all

   confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions

   which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

   13.6  PUBLIC ANNOUNCEMENT.  Except as required by law,

   neither party shall make any press release or other public announcement concerning the transactions contemplated by

   this Agreement without the express written consent of the

   other parties (which shall not be unreasonably withheld) and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

   13.7  NOTICES.  Notices and other communications provided for herein shall be in writing (which shall include notice by

   facsimile transmission) and shall be delivered in person or by nationally recognized overnight courier service (or if by facsimile communications equipment of the sending party

   hereto, transmitted by such equipment), addressed as

   follows:

        If to NDSI or the Securityholder Representative:


             c/o Narragansett Capital, Inc.
             Manufacturing Group
             Suite 1550
             Turks Head Place
             Providence, Rhode Island  02903
             Attention: Roger A. Vandenberg
        with a copy to:

             Edwards & Angell
             2700 Hospital Trust Tower
             Providence, Rhode Island  02903
             Attention:  Christopher D. Graham, Esq.

        If to Parent and Merger Subsidiary:

             RPM, Inc.
             2628 Pearl Road
             P.O. Box 777
             Medina, Ohio  44258
             Attn:  Thomas C. Sullivan
                    Chairman

             with a copy to:

             Calfee, Halter & Griswold
             1400 McDonald Investment Center
             800 Superior Avenue
             Cleveland, Ohio  44114
             Attn:  William A. Papenbrock, Esq.

   or to such other address as a party may from time to time

   designate in writing in accordance with this Section.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

   13.8  CAPTIONS.  The captions of Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this

   Agreement.

   13.9  LAW GOVERNING.  This Agreement shall be governed by,

   construed, and enforced in accordance with the laws of the

   State of Delaware.

   13.10  WAIVER OF PROVISIONS.  The terms, covenants,

   representations, warranties, and conditions of this

   Agreement may be amended, modified or waived only by a

   written instrument executed by all of the parties hereto.

   The failure of any party at any time or times to require

   performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to

   enforce the same.  No waiver by any party of any condition or the breach of any provision, term, covenant,

   representation, or warranty contained in this Agreement,

   whether by conduct or otherwise, in any one or more

   instances shall be deemed to be or construed as a further

   or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

   13.11.  COUNTERPARTS.  This Agreement may be executed in

   several counterparts, and all counterparts so executed

   shall constitute one agreement, binding on the parties

   hereto, notwithstanding that the parties are not signatory to the same counterpart.

   13.12  ENTIRE AGREEMENT.  This Agreement, including the

   Schedules and Exhibits hereto, constitutes the entire

   Agreement between the parties and supersedes and cancels

   any and all prior agreements between them relating to the

   subject matter hereof.

   13.13  ACCESS TO BOOKS AND RECORDS.  After the Effective

   Time, Parent, the Surviving Corporation and the Operating

   Company shall upon the Securityholder Representative's

   request, in connection with any determination of Damages or

   Indemnification Obligation, or the defense or settlement of any Tax Liabilities, Ownership Liabilities or other third

   party claims, or the prosecution, defense or settlement of the Schooner Litigation, or for such other purposes as the

   Securityholder Representative shall reasonably request (i)

   provide to the Securityholder Representative and other

   authorized representatives of the Securityholder

   Representative full access, during normal business hours

   upon reasonable advance notice, to any and all premises,

   properties, files, books, records, documents and other

   information of the Surviving Corporation and the Operating

   Company, (ii) cause its officers and the Surviving

   Corporation and the Operating Company to furnish to the

   Securityholder Representative and its  authorized

   representatives any and all relevant financial, technical

   and operating data and other information pertaining to the

   Surviving Corporation and the Operating Company, (iii) make available to the Securityholder Representative and its

   authorized representatives, at no expense to the

   Securityholder Representative or the Securityholders (other than reimbursement of reasonable out-of-pocket expenses), appropriate personnel of the Surviving Corporation and the

   Operating Company to consult with such persons and to

   testify at appropriate proceedings, and (iv) make available for inspection and copying by the Securityholder

   Representative and its authorized representatives at the

   Securityholder's expense, true and complete copies of any

   documents relating to the foregoing.

   13.14  SCHEDULES AND AMENDMENTS TO SCHEDULES.  Any

   information disclosed on any Schedule hereto or the

   Financial Statements shall be deemed fully disclosed for

   the purposes of all the Schedules hereto and all purposes

   hereof.  At or prior to the Closing, NDSI shall have the

   right to deliver amended Schedules for review and either

   approval thereof or rejection thereof by Parent, which

   approval shall not be unreasonably withheld or delayed by

   Parent.  Any amendments to Schedules will be delivered

   sufficiently in advance of the Closing Date to allow Parent to fully review the contents thereof.  Parent may reject any amended Schedule which differs from the original Schedule in any material respect within five (5) days of receipt (but

   not later than five (5) days prior to Closing).  In the

   event that Parent rejects any such amended Schedule in

   writing (the "Rejection Notice") and NDSI shall fail to

   agree to delete the objectionable portion of such amending

   Schedule within three (3) days of
   receipt of the Rejection Notice, either party may terminate this Agreement pursuant to Section 13.1(f).

   13.15  CONFIDENTIALITY.  All information provided to Parent or Merger Subsidiary on behalf of the Companies before or

   after the date of this Agreement concerning the business,

   assets, liabilities and operations of the Companies shall be

   governed by the Confidentiality Agreement dated           ,

   1994, heretofore executed by Parent and the Company.

   13.16  SUBMISSION TO JURISDICTION; WAIVERS.  Each of Parent,

   Merger Subsidiary and NDSI hereby irrevocably and

   unconditionally:

        (a)  submit for itself and its property in any legal

   action or proceeding relating to this Agreement, or for

   recognition the enforcement of any judgment in respect

   thereof, to the non-exclusive general jurisdiction of the

   Courts of the State of Delaware, the courts of the United

   States of America for the District of Delaware, and

   appellate courts from any of the foregoing;

        (b)  consents that any such action or proceeding may be

   brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or

   proceeding in any such court or that such action or

   proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c)  agrees that service of process in any such action

   or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 13.7 hereof; and

        (d)  agrees that nothing herein shall affect the right

   to effect service of process in any other manner permitted by law or shall limit the right to sue in any other

   jurisdiction.

   13.17  Employee Benefits.
          ------------------

        (a)  The Parent agrees that it shall cause Dryvit to

   make a cash contribution to the Dryvit Systems, Inc. 401(k)

   Profit Sharing Plan ("Profit Sharing Plan"), as soon after the Closing Date as is practicable, whether or not the

   Profit Sharing Plan is terminated, in an amount equal to

   the amount which Dryvit has accrued on a monthly basis up to the Closing Date, which amount shall not exceed 75% of the contribution which would be made in accordance with the

   Profit Sharing Plan if calculated at a 12.5% maximum rate

   of contribution applied to base compensation as of the

   Closing Date.  The contribution required under this

   subsection (a) shall be allocated among the accounts of

   participants in the Profit Sharing Plan in accordance with its terms.

        (b)  The Parent agrees that it shall cause Dryvit to pay

   cash bonuses to all employees eligible under the 1995 Basic

   Incentive Compensation Program and the 1995

   Supplemental Incentive Compensation Program, as soon after the Closing Date as is practicable, based on monthly

   accruals by Dryvit up to the Closing Date consistent with

   past practices, which accruals in the aggregate shall equal a percentage (calculated based on the number months for

   which such accruals have been made prior to the Closing

   Date divided by twelve) of the amount of bonuses which

   would be payable in accordance with the Programs if

   calculated based upon the sum of the Companies'

   consolidated performance to the Closing Date plus their

   budgeted consolidated performance for the period from the

   Closing Date to the end of the 1995 calendar year.

        (c)  Parent agrees that the Operating Company may in its

   discretion effective on the Closing Date take such action as is necessary to fully vest for all purposes all participants in the Profit Sharing Plan who are actively employed by the

   Operating Company as of the Closing Date or as may be

   required by law.

13.18  REGISTRATION STATEMENT TO REMAIN EFFECTIVE.  Parent agrees to maintain the effectiveness of the Registration Statement

under the Securities Act and applicable Blue Sky laws for a

period of three years following the Effective Time.  After the

Registration Statement has been declared effective by the

Commission, Parent shall advise the Securityholders, promptly after Parent becomes so notified of the issuance by the

Commission of any stop order or of any order preventing or

suspending the use of the Registration Statement, of the suspension of the qualification of the Parent Common Stock for offering or sale in any jurisdiction, of the initiation or

threatened initiation of any proceeding for any such purpose or of any request by the Commission for any amendment or

supplement to the Registration Statement or for additional

information. In the event any stop order or any other order

preventing or suspending the use of the Registration Statement or suspending any such qualification is issued or threatened to be issued, Parent shall use its reasonable best efforts to

obtain its withdrawal.

13.19  TAX RETURNS.  Parent shall prepare and timely file, or cause the Company or Companies to prepare and timely file, at the Parent's expense, all required returns and reports of Taxes

(or any amendment thereto) of the Company or Companies due

after the Closing Date for any period (i) which ends after the

Closing Date and includes any period on or prior to the Closing

Date; (ii) which ends before the Closing Date to the extent the

Company or Companies previously were responsible for the

preparation and filing of such returns in prior years; and

(iii) which ends on the Closing Date.  Parent shall submit, or cause the Company or Companies to submit, to the Securityholder

Representative for his review and and approval (which approval shall not be unreasonably withheld), at least thirty (30) days prior to the due date for filing, copies of all such returns and reports of Taxes which the Company or Companies are

obligated to file.  If the Securityholder Representative does not approve of any return position contained in the foregoing returns and reports of Taxes (or any amendment thereto), then such matter shall be referred to mutually agreeable independent tax counsel for resolution.

   IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed by their duly

authorized officers, all as of the day and year first above

written.

                               RPM, INC.


                               By: /s/ Frank C. Sullivan
                                  --------------------------

                               Its CFO/VP
                                  --------------------------


                               RPM OF DELAWARE, INC.


                               By: /s/ Frank C. Sullivan
                                  --------------------------

                               Its VP
                                  --------------------------


                               NARRAGANSETT/DSI
                               ACQUISITION CO., INC.


                               By: /s/ Roger A. Vandenberg
                                  --------------------------

                               Its Chairman
                                  --------------------------


                               SECURITYHOLDER REPRESENTATIVE

                                  /s/ Roger A. Vandenberg
                                  --------------------------
                                    Roger A. Vandenberg



                   As to Article V-A and Article XII only:

                     (Signatures continued on next page.)

                                 SECURITYHOLDERS

As to Article V-A and            NARRAGANSETT CAPITAL PARTNERS-A,
Article XII only                 L.P.

                                 By:  Narragansett Capital
                                 Associates, l.p., its sole general
                                 partner


                                 By: /s/ Roger A. Vandenberg
                                     ----------------------
                                      Roger A. Vandenberg
                                      General Partner


As to Article V-A and            NARRAGANSETT CAPITAL PARTNERS-B,
Article XII only                 L.P.

                                 By:  Narragansett Capital
                                 Associates, l.p., its sole general
                                 partner


                                 By: /s/ Roger A. Vandenberg
                                     ----------------------
                                      Roger A. Vandenberg
                                      General Partner


As to Article V-A and
Article XII only                 /s/ Richard J. Ramsden
                                 --------------------------
                                 Richard J. Ramsden


As to Article V-A and
Article XII only                 /s/ Dennis M. Dallman
                                 --------------------------
                                 Dennis M. Dallman


As to Article V-A and
Article XII only                 /s/ Vincent Tamburrini
                                 --------------------------
                                 Vincent Tamburrini


As to Article V-A and
Article XII only                 /s/ Paul H. Hill
                                 --------------------------
                                 Paul H. Hill

As to Article V-A and
Article XII only                 /s/ Kenneth J. Nota
                                 ------------------------
                                 Kenneth J. Nota

As to Article V-A and
Article XII only                 /s/ Fred M. Hansen
                                 ------------------------
                                 Fred M. Hansen

As to Article V-A and
Article XII only                 /s/ Jan Nogradi
                                 ------------------------
                                 Jan Nogradi

As to Article V-A and
Article XII only                 /s/ Robert C. Budrich
                                 ------------------------
                                 Robert C. Budrich

As to Article V-A and
Article XII only                 /s/ Ronald M. Strickland
                                 ------------------------
                                 Ronald M. Strickland

As to Article V-A and
Article XII only                 /s/ Matthew C. Davis
                                 ------------------------
                                 Matthew C. Davis

As to Article V-A and
Article XII only                 /s/ Richard E. Kroll
                                 ------------------------
                                 Richard E. Kroll

As to Article V-A and
Article XII only                 /s/ Duncan B. Crowther
                                 ------------------------
                                 Duncan B. Crowther

As to Article V-A and
Article XII only                 /s/ Edwin A. Watson
                                 ------------------------
                                 Edwin A. Watson

As to Article V-A and
Article XII only                 GENERAL ELECTRIC CAPITAL
                                 CORPRATION, a Delaware
                                 corporation


                                 By: /s/ Douglas M. Hichner
                                     --------------------
                                 Title:

As to Article V-A and            Smith, Barney Shearson
Article XII only                 as Custodian FBO Richard J.
                                      Ramsden IRA


                                 By: /s/ Robert G. Huckins
                                     --------------------------
                                 Name: Robert G. Huckins
                                 Title: 1st Vice President


As to Article V-A and
Article XII only                 /s/ Richard J. Ramsden POA
                                 ------------------------------
                                 Wesley M. Dixon, Jr., by
                                 Richard J. Ramsden as
                                 Attorney-in-fact


As to Article V-A and
Article XII only                 /s/ Richard J. Ramsden POA
                                 ------------------------------
                                 William L. Searle, by
                                 Richard J. Ramsden as
                                 Attorney-in-fact


As to Article V-A and
Article XII only                 /s/ Richard J. Ramsden POA
                                 ------------------------------
                                 Daniel C. Searle, by
                                 Richard J. Ramsden as
                                 Attorney-in-fact

                                    EXHIBITS




A. Securities Agreement

B. Opinion of Counsel for Parent and Merger Subsidiary

C. Opinion of Counsel for NDSI